                                                                     Exhibit 2.1



                            DALEEN TECHNOLOGIES, INC.

                                    as DALEEN



                                       and



                            DALEEN CANADA CORPORATION

                                as CANADIAN BUYER



                                       and



                              INLOGIC SOFTWARE INC.

                                   as INLOGIC



                                       and



                        THE HOLDERS OF ALL OF THE SHARES
                            OF INLOGIC SOFTWARE INC.

                           as the INLOGIC SHAREHOLDERS

                                       and

                                ATEVENT.COM INC.
                                 as ATEVENT.COM



--------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT

                                December 16, 1999


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                           ARTICLE 1
                                                          DEFINITIONS

Section 1.1       Defined Terms..............................................................................   1
Section 1.2       Other Defined Terms........................................................................   7

                                                          ARTICLE 2
                                           PURCHASE AND SALE OF PURCHASED SHARES

Section 2.1       Pre-Closing Steps.........................................................................   10
Section 2.2       Purchase of Purchased Securities..........................................................   11
Section 2.3       Purchase Price of Purchased Securities....................................................   11
Section 2.4       Satisfaction of Purchase Price............................................................   12

                                                          ARTICLE 3
                                                           CLOSING

Section 3.1       Closing...................................................................................   13
Section 3.2       Closing Procedures........................................................................   13

                                                          ARTICLE 4
                                  REPRESENTATIONS AND WARRANTIES OF THE INLOGIC SHAREHOLDERS

Section 4.1       Organization and Qualification of Inlogic Software Inc....................................   14
Section 4.2       Organization and Qualification of Inlogic Delaware........................................   14
Section 4.3       Reserved..................................................................................   14
Section 4.4       Capitalization; Beneficial Ownership of Inlogic...........................................   14
Section 4.5       Subsidiaries of Inlogic...................................................................   15
Section 4.6       Authority.................................................................................   15
Section 4.7       Assets....................................................................................   17
Section 4.8       Real Property.............................................................................   17
Section 4.9       Minute Books; Corporate Documents.........................................................   18
Section 4.10      Financial Statements......................................................................   19
Section 4.11      Absence of Certain Changes or Events......................................................   20
Section 4.12      Contracts and Commitments.................................................................   22
Section 4.13      Permits:..................................................................................   25
Section 4.14      Litigation................................................................................   25
Section 4.15      Compliance with Law.......................................................................   26
Section 4.16      Ordinary Course...........................................................................   26
Section 4.17      Officers and Compensation.................................................................   26
Section 4.18      Employees; Labour Matters.................................................................   26
Section 4.19      Banking Relations.........................................................................   27



                                       (i)

Section 4.20        No Brokers..............................................................................   27
Section 4.21        No Other Agreements to Sell the Purchased Securities....................................   27
Section 4.22        Customers...............................................................................   28
Section 4.23        Backlog.................................................................................   28
Section 4.24        Intellectual Property Rights of Inlogic.................................................   28
Section 4.25        Taxes...................................................................................   38
Section 4.26        Reserved................................................................................   39
Section 4.27        Employee Benefit Programs...............................................................   39
Section 4.28        Insurance...............................................................................   41
Section 4.29        Accounts Receivable.....................................................................   42
Section 4.30        Environmental Matters...................................................................   42
Section 4.31        Warranty or Other Claims................................................................   44
Section 4.32        Reserved................................................................................   44
Section 4.33        Powers of Attorney......................................................................   44
Section 4.34        Inlogic Disclosure......................................................................   44
Section 4.35        Shareholders' Agent.....................................................................   44
Section 4.36        Offshore Investment Representations.....................................................   45
Section 4.37        Hart-Scott-Rodino.......................................................................   50
Section 4.38        Exchange Ratio..........................................................................   50

                                                          ARTICLE 5
                                  REPRESENTATIONS AND WARRANTIES OF DALEEN AND CANADIAN BUYER

Section 5.1         Organization............................................................................   51
Section 5.2         Authority...............................................................................   52
Section 5.3         SEC Documents; Financial Statements.....................................................   53
Section 5.4         Securities and Blue Sky Laws............................................................   54
Section 5.5         Listing of Additional Shares............................................................   54
Section 5.6         Issuance of Daleen Common Stock.........................................................   54
Section 5.7         Exchangeable Shares.....................................................................   54
Section 5.8         Millennium Compliance...................................................................   55

                                                          ARTICLE 6
                                                          COVENANTS

Section 6.1         Further Assurances......................................................................   56
Section 6.2         Exchangeable Documentation..............................................................   57
Section 6.3         Conduct of Business.....................................................................   58
Section 6.4         Notification of Certain Matters.........................................................   59
Section 6.5         Options.................................................................................   60
Section 6.6         Preservation of Confidentiality.........................................................   61
Section 6.7         Activities of Canadian Buyer............................................................   61
Section 6.8         Investment Canada Act...................................................................   61



                                      (ii)

Section 6.9       Board Seat................................................................................   61

                                                          ARTICLE 7
                                     CONDITIONS TO INLOGIC SHAREHOLDERS' OBLIGATIONS

Section 7.1       Representations, Warranties and Covenants of Daleen and Canadian Buyer....................   62
Section 7.2       No Actions or Court Orders................................................................   62
Section 7.3       Consents..................................................................................   62
Section 7.4       Material Changes..........................................................................   62
Section 7.5       Opinions of Counsel.......................................................................   62
Section 7.6       Escrow Agreements.........................................................................   63
Section 7.7       Employment and Non-Competition Agreements.................................................   63
Section 7.8       Corporate Documents.......................................................................   63
Section 7.9       Exchangeable Documentation................................................................   63
Section 7.10      Reserved..................................................................................   63
Section 7.11      Registration Rights.......................................................................   63

                                                          ARTICLE 8
                                CONDITIONS TO CANADIAN BUYER'S AND DALEEN 'S OBLIGATIONS

Section 8.1       Representations, Warranties and Covenants.................................................   63
Section 8.2       Consents; Regulatory Compliance and Approval..............................................   64
Section 8.3       No Actions or Court Orders................................................................   64
Section 8.4       Atevent Spinoff...........................................................................   64
Section 8.5       Resignation and Release of Inlogic Directors..............................................   65
Section 8.6       Conversion of Class D Shares and Debenture................................................   65
Section 8.7       Fairness Opinion..........................................................................   65
Section 8.8       Opinions..................................................................................   65
Section 8.9       Material Changes..........................................................................   65
Section 8.10      Corporate Documents.......................................................................   65
Section 8.11      Permits...................................................................................   65
Section 8.12      Escrow Agreements.........................................................................   65
Section 8.13      Employment Agreements.....................................................................   66
Section 8.14      Reserved..................................................................................   66
Section 8.15      Pre-Closing Steps.........................................................................   66
Section 8.16      Exchangeable Documentation................................................................   66
Section 8.17      Section 116 of the Income Tax Act  Certificate............................................   66
Section 8.18      Delivery of Inlogic Share Certificates....................................................   66
Section 8.19      Receipt of Full Funding for Equity Financing..............................................   66
Section 8.20      Employment and Tax Law Issues.............................................................   67
Section 8.21      Invention Assignment Provisions...........................................................   67


                                      (iii)

                                                          ARTICLE 9
                                                       INDEMNIFICATION

Section 9.1       Indemnification by the Selling Parties....................................................   67
Section 9.2       Limitations on Indemnification by the Inlogic Shareholders................................   68
Section 9.3       Indemnification by Daleen  and Canadian Buyer.............................................   69
Section 9.4       Limitation on Indemnification by Daleen  and Canadian Buyer...............................   70
Section 9.5       Procedure for Indemnification--Third Party Claims.........................................   70
Section 9.6       Satisfaction of Inlogic Shareholders Indemnification Obligations..........................   72
Section 9.7       Use of Daleen  Common Stock...............................................................   72
Section 9.8       Exclusive Remedy..........................................................................   72

                                                          ARTICLE 10
                                         TERMINATION OF AGREEMENT; RIGHTS TO PROCEED

Section 10.1      Termination...............................................................................   73
Section 10.2      Effect of Termination.....................................................................   73

                                                          ARTICLE 11
                                                        MISCELLANEOUS

Section 11.1      Fees and Expenses.........................................................................   73
Section 11.2      Governing Law.............................................................................   74
Section 11.3      Notices...................................................................................   74
Section 11.4      Entire Agreement..........................................................................   76
Section 11.5      Assignability; Binding Effect.............................................................   76
Section 11.6      Captions and Gender.......................................................................   76
Section 11.7      Execution in Counterparts.................................................................   77
Section 11.8      Amendments................................................................................   77
Section 11.9      Publicity and Disclosures.................................................................   77
Section 11.10     Specific Performance......................................................................   77
Section 11.11     U.S. Currency.............................................................................   78
Section 11.12     Atevent Spinoff...........................................................................   78
Section 11.13     Release of Inlogic Shareholders...........................................................   79
Section 11.14     Lock-Up Agreement.........................................................................   80
Section 11.15     U.S. Tax Considerations...................................................................   81

                                      (iv)

                            SHARE PURCHASE AGREEMENT

         Share Purchase Agreement dated December 16, 1999, among Daleen Technologies, Inc., a Delaware corporation ("DALEEN"), DALEEN CANADA CORPORATION, a newly formed Nova Scotia unlimited liability company ("CANADIAN BUYER"), INLOGIC SOFTWARE INC., a Nova Scotia limited liability company and the holders, directly or indirectly, of all of the issued and outstanding shares of INLOGIC SOFTWARE INC. as such (collectively, the "INLOGIC SHAREHOLDERS") and ATEVENT.COM INC., an Ontario corporation. (Atevent.com")

         RECITALS:

         (a) The Inlogic Shareholders own of record and beneficially directly or indirectly all of the issued and outstanding shares in the capital of Inlogic Software Inc. and desire to sell all of such shares to the Canadian Buyer free and clear of all Encumbrances upon the terms and subject to the conditions of this Agreement; and

         (b) The Canadian Buyer is an indirect wholly-owned subsidiary of Daleen.

         In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1       DEFINED TERMS.

         As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference:

         "ACTION" shall mean any action, claim, suit, litigation, proceeding, arbitral action, governmental audit, criminal prosecution, governmental investigation or unfair labour practice charge or complaint.

         "AFFILIATE" shall have the meaning set forth in the Business Corporations Act (Ontario), as amended, and the rules and regulations thereunder.

         "ASSETS" shall mean all of Inlogic's right, title and interest in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and wherever located and constituting, or used or useful in connection with, or related to, the Business or in which Inlogic has any interest, including without limitation all of Inlogic's right, title and interest in the following: all accounts and notes receivable (whether current or non-current), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of Inlogic; all cash and cash equivalents held by Inlogic; all equity interests in other entities held by Inlogic; all Contract Rights; all Leases; all Leasehold Estates; all Leasehold Improvements; all Fixtures and Equipment; all Inventory; all Books and Records; all Proprietary Rights relating to the Business; all Permits, all Insurance Policies; all available supplies, sales literature, promotional literature, customer, supplier and distributor lists, art work, display units, telephone and fax numbers and purchasing records related to the Business; all rights under or pursuant to all warranties, representations and guarantees made by in connection with the Assets or services furnished to Inlogic pertaining to the Business or affecting the Assets; all claims, causes of action, causes in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with service performed or products delivered by Inlogic on or prior to the Closing Date; and the goodwill of Inlogic and the Business.

         "BOOKS AND RECORDS" shall mean, (a) all records and lists of Inlogic pertaining to Inlogic, the Business and the Assets, (b) all records and lists of Inlogic pertaining to the Business, or personnel of Inlogic,
         (c) all product, business and marketing plans of Inlogic and (d) all books, ledgers, files, reports, plans, tax returns, source codes, drawings and operating records of every kind maintained by Inlogic or on behalf of Inlogic by its agents, accountants, investment bankers, marketing firms, headhunting or placement firms, attorneys and other representatives, including the originals of Inlogic's minute books.

         "BUSINESS" shall mean all of Inlogic's current operations and business, wherever carried on.

         "BUSINESS DAY" shall mean any day of the year, other than a Saturday, Sunday or any day on which banks are authorized or required to close in Toronto, Ontario.

         "CLOSING DATE" shall mean December 16, 1999, or such other date as Canadian Buyer and Inlogic Shareholders shall mutually agree upon in writing.

         "CONTRACT" shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, instrument, obligation or commitment to which Inlogic is a party or is bound, whether oral or written, but excluding all Leases.

         "CONTRACT RIGHTS" shall mean all of Inlogic's rights and obligations under the Contracts including, without limitation, those Contracts listed on Schedules 4.8 and Section 4.12

         "COPYRIGHTS" shall mean registered copyrights, copyright applications and unregistered copyrights.

         "COURT ORDER" shall mean any judgement, decision, consent decree, injunction, ruling or order of any federal, provincial or local court or governmental agency, department or authority that is binding on a specified person, persons, entity or entities or its or their property under applicable law.

         "DALEEN COMMON STOCK" shall mean the Common Stock, $.01 par value per share, of Daleen.

         "DALEEN DISCLOSURE SCHEDULE" shall mean a schedule and letters executed and delivered by Daleen and Buyer to the Selling Parties as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article 5 hereof and certain other information called for by this Agreement. Unless otherwise specified or the context otherwise requires, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Daleen Disclosure Schedule.

         "DAMAGES" shall mean damages, Liabilities, losses, Taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing).

         "DEFAULT" shall mean (1) a breach of or default under any Contract or Lease, (2) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (3) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, re-negotiation or acceleration under any Contract or Lease.

         "ENCUMBRANCE" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement or other similar right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "EXCHANGEABLE SHARES" shall mean the exchangeable preference shares in the capital of the Canadian Buyer having attached thereto the rights, privileges, restrictions and conditions set forth in Exhibit 1.1(A).

         "FACILITY LEASES" shall mean all of the leases described on Inlogic
         Schedule 4.8.

         "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery, spare parts, supplies, equipment and other tangible personal property owned by Inlogic and used in connection with the Business, wherever located and including any such Fixtures and Equipment in the possession of any of Inlogic's, including all warranty rights with respect thereto.

         "FORMER FACILITY" shall mean each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that was owned, leased or operated by Inlogic at any time prior to the date hereof.

         "INLOGIC" except where otherwise specifically mentioned, Inlogic shall mean collectively Inlogic Software Inc., and its Subsidiaries including, without limitation, Inlogic Software Inc., a Delaware corporation ("INLOGIC DELAWARE"). "INLOGIC DELAWARE" shall mean the Delaware corporation that is a wholly-owned subsidiary of Inlogic Software Inc.

         "INLOGIC DISCLOSURE SCHEDULE" shall mean an Inlogic Schedule executed and delivered by the Inlogic Shareholders to Canadian Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified or the context otherwise requires, each reference in this Agreement to any numbered Inlogic Schedule is a reference to that numbered Inlogic Schedule which is included in the Inlogic Disclosure Schedule.

         "INLOGIC OPTIONS" shall mean the outstanding options of Inlogic granted to the holders and upon the terms set out on Exhibit 1.1(B).

         "INLOGIC SHAREHOLDERS" shall mean those individuals and entities identified as such on Exhibit 1.1(C) hereto.

         "INSURANCE POLICIES" shall mean the insurance policies related to Inlogic, the Assets and the Business listed on Inlogic Schedule 4.27.

         "INVENTORY" shall mean all of Inlogic's inventory held for resale and all of Inlogic's raw materials, work in process, finished products, wrapping, supply and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

         "KNOWLEDGE OF DALEEN", shall mean the actual knowledge of any member of the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer of Daleen or that which could be learned by any such individual upon reasonable investigation.

         "KNOWLEDGE OF INLOGIC SHAREHOLDERS" or "KNOWLEDGE OF INLOGIC" shall mean the actual knowledge of Mohammad Aamir, and each of the other Inlogic Shareholders (in the case of 1303949 Ontario Inc. include the knowledge of its shareholders) or that which could be learned by any such individual upon reasonable investigation.

         "LEASED REAL PROPERTY" shall mean all leased plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and all real property and related facilities which are identified or listed on Inlogic Schedule 4.9 attached hereto.

         "LEASEHOLD ESTATES" shall mean all of Inlogic's rights and obligations as lessee under the Leases.

         "LEASEHOLD IMPROVEMENTS" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Inlogic.

         "LEASES" shall mean all of the existing leases with respect to the personal or real property of Inlogic, including, without limitation, those leases listed on Inlogic Schedule 4.9 and/or Inlogic Schedule 4.12.

         "LIABILITIES" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, guaranty or endorsement of or by any person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to Inlogic, the Business or the Assets, any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of Inlogic, the Business and/or the Assets taken as a whole or on the ability of the Inlogic Shareholders to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE." "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" shall mean with respect to Daleen any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, liabilities or operations of Daleen and its

         Subsidiaries taken as a whole or on the ability of Daleen to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE."

         "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE" or any similar phrase shall mean the ordinary course of the Business consistent with Inlogic's past practice.

         "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, provincial or local, or any other person, necessary for the present or currently anticipated conduct of, or relating to the operation of the Business.

         "PERMITTED LIEN" shall mean: (i) materialmen's, mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings, (ii) liens for current taxes not yet due or any taxes being contested in good faith by appropriate proceedings, (iii) liens to secure performance of statutory obligations, (iv) any lien securing any purchase money indebtedness incurred in the ordinary course of business and reflected in Inlogic's financial statements and (v) liens of lessors under Leases.

         The term "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or governmental body.

         "PROPRIETARY RIGHTS" shall mean all of Inlogic's Copyrights, Trademarks, patents, technology rights and licenses, computer software (including without limitation any source or object codes therefor and all documentation relating thereto), trade secrets, franchises, know-how, inventions, designs, specifications, plans, drawings and intellectual property rights. "PROPRIETARY RIGHTS" includes, without limitation, all rights in and to the products known as "E-CARE", "E-SERVICE", "E-PARTNER", "VOYAGER" LNP Suite, "PICWARE" Suite, "SWITCHFLOW", "REQUESTFLOW" and "ATEVENT.COM."

         "REGULATIONS" shall mean any laws, statutes, ordinances, regulations, rules, court decisions, agency guidelines, principles of law and orders of any foreign, federal, provincial or local government and any other governmental department or agency, including without limitation all Tax Acts (as defined herein), Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, and occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

         "REPRESENTATIVE" shall mean any officer, director, principal, attorney, agent, employee or other representative.

         "SUBSIDIARY" shall mean a subsidiary within the meaning of the Business Corporations Act (Ontario).

         "TAX" shall mean all governmental taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, VAT, goods and services, ad valorem, transfer, franchise, profits, withholding, social security, payroll, employment, excise, estimated, severance, stamp, recording, occupation, real and personal property, gift, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed thereon or with respect thereto by any taxing authority (domestic or foreign) and shall include any such or other amounts payable by a person pursuant to any Regulation for failing to withhold, deduct and remit to the proper authorities any amounts. Without limiting the generality of the foregoing, "TAXES" shall include all taxes payable pursuant to the Tax Acts, all Canada Pension Plan, Quebec Pension Plan and Employment Insurance Premiums.

         "TAX ACTS" shall mean the Income Tax Act (Canada), the Income Tax Act (Ontario) and the Corporations Tax Act (Ontario) all as amended from time to time.

         "TRADEMARKS" shall mean registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

         "UNAUDITED BALANCE SHEET"

         "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date hereof.

SECTION 1.2 OTHER DEFINED TERMS.

         The following terms shall have the meanings defined for such terms in the Sections set forth below:

         TERM                                                             SECTION
         ----                                                             -------

         Amalgamation                                                   2.1(1)(d)
         Amalgamation Order                                             2.1(1)(c)
         Audited Financial Statements                                         6.8
         Base Balance Sheet                                                4.7(1)
         Base Balance Sheet Date                                           4.7(1)
         Buyer Indemnified Party                                              9.1
         Buyer Indemnified Parties                                            9.1
         Buyer Option Plan                                                    6.6
         Canadian Buyer                                                  Recitals
         Clients                                                             4.18
         Closing                                                              3.1
         Company Hardware                                              4.24(4)(b)
         Confidential Information                                            6.10
         Customer Contracts                                            4.24(3)(p)
         Customer Software                                         4.24(2)(c)(ii)
         Customers                                                           4.22
         Daleen                                                          Recitals
         Daleen Additional Options                                         6.5(2)
         Daleen Balance Sheet                                              5.7(1)
         Daleen Common Stock                                                 4.35
         Daleen Exchanged Options                                          2.1(6)
         Daleen Financial Statements                                       5.7(1)
         Daleen Option Plan                                                6.5(2)
         Daleen SEC Documents                                                 5.3
         Distributor                                                   4.24(1)(c)
         Employee Program                                             4.23(11)(a)
         Employment Agreement                                                8.10
         Environmental Law                                                4.27(5)
         Escrow Agreement                                                  2.4(b)
         Escrow Amount                                                     2.4(b)
         Exchange Trust Agreement                                             6.2
         Facility Lease                                                    4.6(2)
         Financial Statements                                              4.7(1)
         Fraud Claims                                                      9.1(a)
         General Claims                                                    9.1(e)
         Hazardous Material                                               4.27(5)
         Hazardous Waste                                                  4.27(5)
         Indemnified Party                                                 9.5(1)
         Indemnifying Party                                                9.5(1)
         Individual Claims                                                 9.1(f)
         Individual Fraud Claims                                              9.1
         Individual General Claims                                         9.1(f)

         Inlogic                                                          4.27(5)
         Inlogic Delaware
         Inlogic Shareholders Indemnified Party                               9.3
         Inlogic Shareholders                                            Recitals
         Inlogic Shareholders Indemnified Parties                             9.3
         Inlogic Software                                          4.24(2)(c)(ii)
         Intangibles                                                   4.24(1)(b)
         ITA                                                                  6.1
         Interim Financial Statements                                         6.8
         Leased Real Property                                              4.6(2)
         License Agreement                                             4.24(2)(b)
         Material Contracts                                               4.10(1)
         Millennium Compliant                                          4.24(4)(a)
         NS Act                                                         2.1(1)(a)
         Other Software                                           4.24(2)(c)(iii)
         Owned Software                                             4.24(2)(c)(i)
         Ownership Claims                                                  9.1(b)
         Pre-Closing Steps                                                    2.1
         Principals                                                           7.9
         Pro Forma Financial Statements                                    5.7(3)
         Proceeding                                                        9.5(2)
         Processes                                                  4.24(4)(a)(i)
         Purchased Securities                                                 2.2
         Registration Rights Agreement                                       7.11
         Registrations                                                 4.24(2)(a)
         Restricted Period                                                   4.35
         SEC                                                                 4.10
         Securities                                                       4.35(d)
         Securities Act                                                   4.36(a)
         Share Exchange Agreement                                            7.16
         Shareholders' Agent                                              4.35(1)
         Software                                                      4.24(1)(a)
         Source Code Agreement                                         4.24(2)(b)
         Support Agreement                                                    6.2
         Tax Claims                                                        9.1(c)
         Tax Returns                                                      4.22(a)
         Technology                                                       4.26(1)
         Third Party License Agreement                                 4.24(2)(b)
         Unaudited Balance Sheet                                             4.10
         U.S. Person                                                      4.36(a)
         Year 2000 Complaint                                              4.26(1)

                                    ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED SHARES

SECTION 2.1 PRE-CLOSING STEPS.

(1) As soon as practicable after the date hereof, but in any event prior to the Closing Date, the parties hereto shall have caused the following actions to have occurred (the "Pre-Closing Steps"):

         (a) Inlogic shall be continued under the Companies Act (Nova Scotia) ("NS ACT") as a limited liability company;

         (b) Inlogic shall have effected the Atevent Transaction as described in Section 11.12 hereof.

         (c) Prior to the Closing Date, the board of directors of Inlogic shall declare the "Inlogic Dividend," which shall be payable on January 4, 2000 (the "Inlogic Dividend Payment Date") to shareholders of Inlogic of record at the close of business on December 16, 1999 (the "Dividend Record Date"). The Inlogic Dividend shall be an amount of cash (in Canadian dollars) equal to (i) all of Inlogic's cash and accounts receivable as of the Closing Date, less (ii) all debts, accounts payable, severance payments due to the employees of Inlogic identified on Inlogic Schedule 4.18 whose employment shall be terminated prior to the Closing, payroll expense and consulting fees payable (and related accruals) for periods on or prior to the Closing Date, travel and living expenses payable by Inlogic for periods on or prior to the Closing Date, taxes accrued through the Closing Date (including any taxes due in connection with the purchase, lease or other acquisition of computer systems and equipment on or around September 1999), all bonuses payable by Inlogic to its employees, consultants and independent contractors for calendar year 1999, all commissions payable by Inlogic to its employees, consultants and independent contractors for sales or services in calendar 1999, amounts payable or anticipated to be payable (including attorney fees) in connection with the settlement or resolution of the matters disclosed on Inlogic Schedule 4.14, and the amount of cash contributed to the Atevent Corporation in connection with the Atevent Transaction. No later than December 31, 1999, Inlogic shall prepare a balance sheet dated as of the Closing Date (the "Closing Balance Sheet"), which balance sheet shall be used for purposes of calculating the amount of the Inlogic Dividend. Inlogic shall afford Daleen and the Inlogic Shareholders and their representatives the opportunity to review the work papers and other documentation used by Inlogic in preparing the Closing Balance Sheet. The Inlogic Dividend shall be allocated among the Inlogic

                  Shareholders as set forth on Inlogic Schedule 2.1(c). Notwithstanding the foregoing, 15% of the aggregate Inlogic Dividend shall be paid into escrow and included in the Indemnity Escrow Amount.

(2) The parties acknowledge and agree that the Representations and Warranties of the Inlogic Shareholders will be based upon the assumption that following the continuance of Inlogic under the NS Act all of the property rights, assets and liabilities of Inlogic continue to be the property rights, assets and liabilities of the continued company.

(3) Except where the context otherwise requires, any reference herein to "INLOGIC" shall be deemed to refer collectively to Inlogic Software Inc. prior to and after its continuance under the NS Act and Inlogic Software Inc., a Delaware corporation.

(4) The Exchangeable Shares, by virtue of their terms, the Support Agreement and the Exchange Trust Agreement, entitle the holders thereof to acquire Daleen Common Stock on certain terms and conditions.

(5) All Inlogic Options will be exchanged as soon as practicable following the Closing Date for options to purchase Daleen Common Stock (the "DALEEN EXCHANGED OPTIONS") upon the terms set out on Exhibit 2.1(5) herein.

SECTION 2.2 PURCHASE OF PURCHASED SECURITIES.

         Upon the terms and subject to the conditions contained herein, at the Closing, the Inlogic Shareholders will sell and the Canadian Buyer will purchase all of the issued and outstanding shares of Inlogic Software Inc. consisting of 8,555,000 common shares, 685,000 Class A shares, 710,000 Class C shares and 3,564,163 Class D shares and 1,020,000 Inlogic Options (collectively, the "PURCHASED SECURITIES") free and clear of all Encumbrances.

SECTION 2.3 PURCHASE PRICE OF PURCHASED SECURITIES.

         In consideration of the sale, and delivery of the Purchased Securities to Canadian Buyer free and clear of all Encumbrances and in reliance upon the representations and warranties of the Inlogic Shareholders herein contained and made at the Closing and upon the terms and subject to the satisfaction or waiver of the party entitled thereto of all of the conditions set forth herein, Canadian Buyer agrees at the Closing to pay to Inlogic Shareholders for the Purchased Securities an aggregate of 2,160,239 Exchangeable Shares and 57,435 shares of Daleen Common Stock and Daleen Exchange Options to purchase an aggregate of 167,326 shares of Daleen Common Stock, which Daleen Exchanged Options will have the terms set forth in Exhibit 2.1(5).

SECTION 2.4 SATISFACTION OF PURCHASE PRICE.

         The Canadian Buyer shall satisfy the purchase consideration for the Purchased Securities as follows:

                  In reliance upon the representations and warranties of Inlogic Shareholders herein contained and made at the Closing and upon the terms and subject to the satisfaction or waiver of all of the conditions set forth herein, Canadian Buyer agrees that at the Closing (except that the Inlogic Dividend shall be delivered on December 31, 1999), it will (i) deliver to the Escrow Agent (A) 348,485 Exchangeable Shares, (B) 9,265 shares of Daleen Common Stock, and (C) 15% of the aggregate Inlogic Dividend (such Exchangeable Shares, Daleen Common Stock and cash from the Inlogic Dividend are collectively referred to as the "INDEMNITY ESCROW AMOUNT") in the Inlogic Shareholders' names as set out in Exhibit 2.4(A) and to be held in the manner described in the Indemnity Escrow Agreement to be executed in substantially the form attached hereto as Exhibit 2.4(B); and (ii) deliver to the Escrow Agent 661,242 Exchangeable Shares and 33,812 shares of Daleen Common Stock (such Exchangeable Shares and Daleen Common Stock are referred to collectively as the "EMPLOYEE/SHAREHOLDER ESCROW AMOUNT") in the Inlogic Shareholders' names as set out in Exhibit 2.4(C) and to be held in the manner described in the Employee/Shareholder Escrow Agreement to be executed in substantially the form attached hereto as Exhibit 2.4(D) (the "EMPLOYEE/SHAREHOLDER ESCROW AGREEMENT"), provided however that 18,953 Daleen Common Stock issuable hereunder to George Timmes shall be initially withheld by Canadian Buyer until receipt of a section 116 certificate under the Income Tax Act (Canada) from Mr. George Timmes at which point the 18,953 shares of Daleen Common Stock withheld shall be delivered to the Escrow Agent to be governed by the Employee/Shareholder Escrow Agreement and (iii) deliver the balance of the Exchangeable Shares (1,150,512 shares) and Daleen Common Stock (14,358 shares) to, and in the name of, the Inlogic Shareholders as set forth on Exhibit 2.4(E) hereto. Daleen shall deliver the Daleen Exchanged Options to the holders of Inlogic Options identified on Exhibit 1.1(B) hereto (which Exhibit includes the name of each holder of Inlogic Options, the number and class or series of Inlogic capital stock underlying such Inlogic Options and the number of shares of Daleen Common Stock underlying the Daleen Exchanged Options to be granted to such Inlogic Option holder) as soon as practicable following the Closing Date upon the execution by such holders of agreements substantially in the form of Exhibit 6.5(1) hereto.

                                    ARTICLE 3
                                     CLOSING

SECTION 3.1 CLOSING.

         The Closing of the transactions contemplated herein (the "CLOSING") shall be held at Stikeman, Elliott in Toronto on December 16, 1999 or at such other date and location as may be mutually agreed upon by the parties but in any event no later than December 31, 1999.

SECTION 3.2 CLOSING PROCEDURES.

         Subject to the satisfaction or waiver by the relevant party of the conditions of closing in its favour, at the Closing, the Inlogic Shareholders shall deliver actual possession of the certificates evidencing the Purchased Securities to the Canadian Buyer and record the Canadian Buyer or its nominee as the registered owner and thereupon the Canadian Buyer shall pay or satisfy the Purchase Price in accordance with Section 2.3.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE INLOGIC
                                  SHAREHOLDERS

         As a material inducement to Daleen and Canadian Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Inlogic Shareholders hereby severally represent and warrant to Daleen and Canadian Buyer that (provided that the each Inlogic Shareholder shall not be deemed to have made the representations and warranties set forth in the second and third sentences of Section 4.4, Section 4.6(1) and (2), Section 4.6(3)(b) and (c) (but only to the extent such representation relates to the individual Inlogic Shareholder, ,Section 4.14(a)(iii), Section 4.21, Section 4.25(i), Section 4.33(b), or Section 4.36 to the extent, but only to the extent, such representations relate to another Inlogic Shareholder except that representations made herein by Mohammed Aamir, and 1303949 Ontario Inc. (the "AFFILIATED SHAREHOLDERS") shall be deemed to include representations as to each Affiliated Shareholder) (such representations and warranties described above are referred to as the "INDIVIDUAL REPRESENTATIONS").

SECTION 4.1 ORGANIZATION AND QUALIFICATION OF INLOGIC SOFTWARE INC.

         Immediately prior to its continuance into Nova Scotia, Inlogic Software Inc. was a corporation duly organized and validly existing under the laws of the Province of Ontario with corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Attached hereto as Inlogic Schedule 4.1 are (i) accurate and complete copies of the Certificate and Articles of Incorporation and Bylaws of Inlogic Software Inc., together with all amendments thereto, in each case, as in effect as of the date of continuance and (ii) an accurate and complete list of the members of the board of directors as of the date hereof and of Inlogic Software Inc. as of the date of continuance. Inlogic Software Inc. was not in violation of any terms of its Certificate and Articles of Incorporation or Bylaws as of the date of, or in connection with, the continuance. Inlogic Software Inc. was not required to be licensed or qualified to conduct its business in any other jurisdiction where it is not so licensed or qualified in which failure to be so licensed or qualified would have a material adverse effect on Inlogic, the Assets or the Business;

SECTION 4.2 ORGANIZATION AND QUALIFICATION OF INLOGIC DELAWARE.

         Inlogic Delaware is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. Attached hereto as Inlogic Schedule 4.2 are (i) accurate and complete copies of the Certificate of Incorporation and Bylaws of Inlogic Delaware, together with all amendments thereto, in each case, as in effect as of the date hereof and (ii) an accurate and complete list of the members of the board of directors of Inlogic Delaware as of the date hereof, and (iii) an accurate and complete list of the shareholders of Inlogic Delaware. Inlogic Delaware is not in violation of any terms of its Certificate and Articles of Incorporation or Bylaws. Inlogic Delaware is not required to be licensed or qualified to conduct its business in any other jurisdiction where it is not so licensed or qualified in which failure to be licensed or qualified would have a material adverse effect on Inlogic, the Assets or the Business.

SECTION 4.3 RESERVED.

SECTION 4.4 CAPITALIZATION; BENEFICIAL OWNERSHIP OF INLOGIC.

         The authorized capital of Inlogic Software Inc. consists of an unlimited number of common shares, an unlimited number of Class A shares, an unlimited number of Class B shares, an unlimited number of Class C shares and an unlimited number of Class D shares of which 8,555,000 common shares, 685,000 Class A shares, no Class B shares, 710,000 Class C shares and 3,564,163 Class D shares are duly and validly issued, and outstanding, and are fully paid and non-assessable.

Inlogic Schedule 4.4 sets forth a complete and accurate list of all of the holders of capital shares of Inlogic Software Inc. (previously defined as the "INLOGIC SHAREHOLDERS"), including the name of each Inlogic Shareholder and the number and class or series of shares of Inlogic capital stock held by each such Inlogic Shareholder. All of such shares are owned by the Inlogic Shareholders free and clear of any Encumbrances. Each Inlogic Shareholder is the owner of record and beneficially of the number of common shares, Class A shares, Class C shares and Class D shares set forth opposite such Inlogic Shareholder's name on Inlogic Schedule 4.4. Inlogic Schedule 4.4 includes a true and complete copy of each stock option plan governing the terms of the outstanding Inlogic Options (it being understood that each amendment to a stock option plan shall be deemed to be a separate stock option plan for purposes of this Section). Inlogic has previously provided to Daleen and Daleen Canada true and correct copies of each option agreement governing the outstanding stock options. Other than as set out on Exhibit 1.1(B), there are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional equity of any class of Inlogic Software Inc. Exhibit 1.1(B) includes an accurate description of the outstanding options, including the number and class of shares underlying each such option or other right, the date of grant or proposed grant, the exercise price per share, vesting schedule, the term date, the name of each holder thereof and the identity of the stock option plan pursuant to which the option was granted. None of the shares in the capital of Inlogic has been issued in violation of any Regulation. There are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the shares of Inlogic except for the existing shareholders agreement between the Inlogic Shareholders as set out in Inlogic Schedule 4.4;

SECTION 4.5 SUBSIDIARIES OF INLOGIC.

         Except for Inlogic Delaware which is a wholly-owned Subsidiary of Inlogic Software Inc. and Atevent.com Inc., Inlogic Software Inc. has no Subsidiaries, or investments in any other corporations or business organization or businesses. There are no outstanding options, warrants, rights, commitments, pre-emptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional equity of any class of any Subsidiary of Inlogic Software Inc. The business of Atevent.com has been carried out as a division of Inlogic Software Inc.;

SECTION 4.6 AUTHORITY.

(1) Inlogic and each of the Inlogic Shareholders has full, right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Inlogic or the Inlogic Shareholders, as the case may be, pursuant to this Agreement and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance by Inlogic and each Inlogic Shareholder of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of Inlogic and each Inlogic Shareholder and no other action on the part of any of Inlogic or any Inlogic Shareholder is required in connection therewith.

(2) This Agreement and each agreement, document and instrument executed and delivered by Inlogic and/or any of the Inlogic Shareholders pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of each of them that is a party thereto enforceable in accordance with their terms (assuming the due authorization, execution and delivery by Daleen and Canadian Buyer), subject to the effect of any applicable bankruptcy, re-organization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

(3) The execution, delivery and performance by Inlogic and the Inlogic Shareholders of this Agreement and each such other agreement, document and instrument:

         (a) With respect to Inlogic, does not and will not violate any provision of the Certificate or Articles of Incorporation (as amended) or the Bylaws of Inlogic;

         (b) Does not and will not violate any applicable laws or require any Inlogic or any Inlogic Shareholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made on or prior to the date hereof; and

         (c) Except such consents as disclosed on Inlogic Schedule 4.6(3)(c), does not and will not result in (a) a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgement, injunction, decree, determination or arbitration award to which any of the Inlogic Shareholders or Inlogic is a party or by which the property of any Inlogic Shareholders or Inlogic is bound or affected and which is material to any Inlogic Shareholder or Inlogic (as applicable), or the Assets or the Business, taken as a whole, or (b) result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any equity interest in any Inlogic Shareholder or Inlogic.

SECTION 4.7 ASSETS.

         Excluding the Leased Real Property and any leases of personal property and except as set forth on Inlogic Schedule 4.7(A), Inlogic has title to the tangible Assets free and clear of any Encumbrances other than the Permitted Liens. The Assets of Inlogic excluding the Atevent Assets (as hereinafter defined) are referred to as the "Retained Assets". The Retained Assets include all assets necessary for the conduct of the Business as currently conducted and currently proposed to be conducted. Inlogic Schedule 4.7(A) contains an accurate list as of the date hereof and as of the Closing Date by general category of all tangible Retained Assets where the book value or fair market value of an individual item exceeds $1,000 or where an aggregate of similar items exceeds $5,000 except for tangible Retained Assets that have been fully depreciated for tax purposes. All tangible assets and properties which are part of the Retained Assets and are material to the operation of the Business are in good operating condition and repair (normal wear and tear excepted) and are usable in the ordinary course of business. The Retained Assets include a minimum of $7,000,000 Cdn of cash a portion of which will be distributed as the Inlogic Dividend to the Inlogic Shareholders. The Atevent Assets have been used solely for the Atevent Business.

SECTION 4.8 REAL PROPERTY.

(1)      OWNED REAL PROPERTY.  Inlogic does not own any real property.

(2) LEASES. All of the real property leased or sub-leased by Inlogic is identified on Inlogic Schedule 4.8 (herein referred to as the "LEASED REAL PROPERTY" and such leases are herein referred to as the "FACILITY LEASES"). Inlogic Schedule 4.8 includes with respect to each Facility Lease, the names of the lessor and any sub-lessor, the expiration date of the lease together with any renewal provisions, the address of the Leased Real Property (including the floor), the square footage of the Leased Real Property and the price of the lease.

(3) True and complete copies of the Facility Leases have been delivered to the Canadian Buyer. The Facility Leases have been duly authorized and executed by Inlogic and, to the knowledge of the Inlogic Shareholders, the other parties thereto and are in full force and effect and binding and enforceable against the parties thereto (assuming due authorization, execution and delivery by the other parties thereto), subject to the effect of any applicable bankruptcy, re-organization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Inlogic is not in material default under any Facility Lease, nor has any event occurred which, with notice or the passage of time, or both, would give rise to such a default. To the knowledge of the Inlogic Shareholders, none of the other parties to any

         Facility Lease is in default under such Facility Lease and there is no event which, with notice or the passage of time, or both, would give rise to such a default.

(4) LEASES OR OTHER AGREEMENTS. Except for the Facility Leases listed on Inlogic Schedule 4.8, neither Inlogic nor any of its Subsidiaries holds, or is obligated under or a party to, any leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any real property in connection with the Business or any portion thereof or interest in any such real property.

(5) FACILITY LEASES AND LEASED REAL PROPERTY. With respect to the Facility Leases to which Inlogic is a party, as lessee or sublessee, Inlogic has an unencumbered leasehold interest as a lessee or a sub-lessee in the Leasehold Estate subject to the Permitted Liens. The actions contemplated by this Agreement do not violate the terms or result in the termination of, or create a right to terminate, such Facility Lease. Inlogic enjoys peaceful and undisturbed possession of all the Leased Real Property, as applicable.

(6) CONDITION OF LEASED REAL PROPERTY. There are no material defects in the physical condition of any portion of the Leased Real Property and all such Leased Real Property is in good operating condition and repair (reasonable wear and tear excepted) and are adequate to the uses to which they are being put and for which they are planned to be put.

(7) COMPLIANCE WITH THE LAW. Inlogic has not received any written notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to the Leased Real Property that has not been heretofore corrected. None of the Inlogic Shareholders nor Inlogic has received any written notice of any real estate tax deficiency or assessment and is not aware of any proposed deficiency, claim or assessment with respect to any of the Leased Real Property, or any pending or threatened condemnation thereof.

SECTION 4.9 MINUTE BOOKS; CORPORATE DOCUMENTS.

         The minute books of Inlogic Software Inc. and its Subsidiaries made available to Daleen and Canadian Buyer contain a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of incorporation of Inlogic and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes or resolutions accurately. The actions recorded in the corporate records of Inlogic are complete and accurate and all corporate proceedings and actions reflected in such records have been conducted or taken in compliance with all applicable Regulations and the articles and by-laws of Inlogic. The Inlogic Shareholders have made available for inspection and copying by the Canadian Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to the Canadian Buyer pursuant to this Agreement. The Board of Directors of Inlogic has adopted resolutions as to its interpretation of Inlogic's Employee Stock Option Plan with respect to the effect of the transactions contemplated hereby on the vesting provisions of the Employee Stock Option Plan as previously discussed with, and agreed to by, Daleen, and such interpretation is within the powers of the Board of Directors under such plan.

SECTION 4.10 FINANCIAL STATEMENTS.

(1) The Inlogic Shareholders have delivered to Daleen and the Canadian Buyer the following financial statements of Inlogic, copies of which are attached hereto as Inlogic Schedule 4.10: audited balance sheets and statements of earnings, retained earnings and changes in financial position for its fiscal years ended December 31, 1997, and 1998 and unaudited balance sheet as at September 30, 1999 and the statements of earnings, retained earnings and changes in financial position for the nine months ended September 30, 1999 (such financial statements are referred to collectively as the "FINANCIAL STATEMENTS"). The unaudited balance sheet as of September 30, 1999 is referred to as the "Unaudited Balance Sheet." The December 31, 1998 balance sheet is hereinafter referred to as the "Base Balance Sheet" and December 31, 1998 is hereafter referred to as the "Base Balance Sheet Date." The Financial Statements, present fairly and accurately and, in all material respects, completely the financial condition of Inlogic at the dates of said statements and the results of its operations for the periods covered thereby. In connection with the preparation of the Financial Statements, Inlogic has made available to KPMG Peat Marwick LLP all accounting and financial records and related data, and all minute books including all board and shareholder actions taken by Inlogic, all of which are true, correct and accurate, and all in accordance with the representations contained in the Inlogic letter to KPMG Peat Marwick LLP delivered in connection with the review and audit of the Financial Statements. Prior to the Closing, Inlogic Shareholders will prepare and deliver to Daleen and the Canadian Buyer an unaudited balance sheet of Inlogic as at the Closing Date and such balance sheet shall present fairly and completely the information purported to be shown thereon.

(2) Inlogic's fiscal year 1999 and fiscal year 2000 operating budgets are attached hereto as Inlogic Schedule 4.10(1), have previously been supplied by the Inlogic Shareholders to the Canadian Buyer and Daleen and have been prepared in good faith on the basis of assumptions by Inlogic which Inlogic and the Inlogic Shareholders reasonably believed were reasonable at the time of the preparation of such budget and as of the date hereof.

(3) Except as set forth on Inlogic Schedule 4.10 as of the date hereof Inlogic does not have any Liabilities of any nature, whether accrued, absolute or contingent (including without limitation Liabilities as guarantor or otherwise with respect to obligations of others, or Liabilities for any Tax due or then accrued or to become due or contingent or potential Liabilities relating to activities of Inlogic or the conduct of the Business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except Liabilities (i) stated or adequately reserved against on the Unaudited Balance Sheet or the notes thereto, (ii) incurred or arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in the Disclosure Schedule (and under those Contracts, Leases and Permits which are not required to be disclosed on the Inlogic Disclosure Schedule) none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or that arose out of any Action and none of which, individually or in the aggregate, has or would have a material adverse effect, (iii)incurred or arising in the ordinary course of the Business subsequent to the September 30, 1999 consistent with the terms of this Agreement (none of which relates to any Default under any Contract or Lease, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any Action) and none of which, individually or in the aggregate, has or would have a material adverse effect, (iv) disclosed in or pursuant to this
         Article IV or on the Inlogic Disclosure Schedule or (v) future performance under Contracts or Leases, none of which relates to any default, breach of warranty, tort, infringement or violation of any Regulation or Court Order or arose out of any action and none of which individually or in the aggregate has or would have a material adverse effect.

SECTION 4.11 ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as disclosed in Inlogic Schedule 4.11 and other than the transactions expressly contemplated by Section 2.1(1) hereof, since the Base Balance Sheet Date, there has not been any:

         (a) Except as specifically disclosed in the Inlogic Schedules, actual or threatened material adverse change;

         (b) Change in accounting methods, principles or practices of Inlogic affecting the Assets, its Liabilities or the Business;

         (c) Revaluation by Inlogic of any of the Assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

         (d) Damage, destruction or loss (whether or not covered by insurance) which has had or will have a material adverse effect;

         (e) Cancellation of any indebtedness owing to Inlogic or waiver or release of any right or claim of Inlogic relating to its activities or properties which had or will have a material adverse effect;

         (f) Change in Inlogic's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Inlogic; issuance of any security convertible into such capital stock; grant of any registration rights; declaration, setting aside, or payment of dividends or distributions by Inlogic or any redemption, purchase or other acquisition of any of the securities of Inlogic;

         (g)      Reserved;

         (h) Adverse change in employee relations which has or is reasonably likely to have a material adverse effect on the productivity, the financial condition, results of operations or Business of Inlogic or the relationships between the employees of Inlogic and the management of Inlogic;

         (i) With the exception of notice of termination of the Facility Lease in September 1999, (x) amendment, cancellation or termination of any Contract, commitment, agreement, Lease, transaction or Permit relating to the Assets or the Business, or (y) with the exception of this Agreement and the other agreements entered into in connection herewith, and an offer to lease on new premises, entry into any Contract, Lease, transaction or Permit which is not in the ordinary course of business, including without limitation any employment or consulting agreements;

         (j) Mortgage, pledge or other encumbrance of any Assets, except Permitted Liens;

         (k) Sale, assignment or transfer of any of the Assets, except to the extent Assets are sold or disposed of in the ordinary course of business;

         (l) Incurrence of indebtedness by Inlogic for borrowed money or commitment to borrow money entered into by Inlogic, or loans made or agreed to be made by Inlogic which is outstanding as of the date hereof, or indebtedness guaranteed by Inlogic, except for endorsements for collection or deposit in the ordinary course of business;

         (m) Except as provided in this Agreement or the other agreements contemplated hereby or as described in the Inlogic Disclosure Schedule, incurrence by Inlogic of Liabilities, except Liabilities relating to normal trade payables incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves of Inlogic;

         (n) Payment, discharge or satisfaction of any Liabilities of Inlogic other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities set forth or reserved for on the Base Balance Sheet or incurred in the ordinary course of business;

         (o) Capital expenditure by Inlogic in excess of Cdn.$5,000 individually or Cdn.$20,000 in the aggregate, or the incurring of any obligation by Inlogic to make any capital expenditures or execute any Lease;

         (p)      Failure to pay or satisfy when due any Liability of Inlogic;

         (q) Disposition or lapsing of any Intangibles or any disposition or disclosure to any person of any Intangibles not theretofore a matter of public knowledge; or

         (r) Agreement whether written or oral, by Inlogic or any Inlogic Shareholder to do any of the things described in the preceding clauses (a) through (s) other than as expressly provided for herein.

SECTION 4.12 CONTRACTS AND COMMITMENTS.

(1) CONTRACTS. Inlogic Schedules 4.8 and 4.12 set forth the following Contracts (or descriptions thereof, in the case of oral Contracts) to which Inlogic is a party or by which it is bound (collectively, the "MATERIAL CONTRACTS"):

         (a) Other than in connection with Atevent Transaction, contracts not made in the ordinary course of business;

         (b) Other than obligations relating solely to notice of termination or severance payments required by applicable law,
                  (A) Employment contracts and severance agreements, to employ or terminate present or former executive officers or other personnel (including without limitation present and former employees, independent contractors and consultants) and other contracts with present or former officers, directors, employees, consultants, independent contractors, or shareholders of Inlogic, (B) employment contracts and severance agreements that will result in the payment by, or the creation of any Liability to pay on behalf of Inlogic or Canadian Buyer, any severance, termination, "GOLDEN PARACHUTE", or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement, (C) any agreements or commitments, or pending agreements or commitments, to hire any person or entity as an employee, independent contractor or consultant, or (D) any contracts, commitments or other obligations with respect to the payment of any referral or other fees in connection with the hiring or proposed hiring of any employee, independent contractor or consultant;

         (c)      Labour or union contracts;

         (d) Distribution, franchise, license, technical assistance, sales, service, OEM (either pursuant to which Inlogic licenses its Proprietary Rights to third parties or pursuant to which Inlogic licenses Proprietary Rights from third parties), reseller, value added reseller (VAR), commission, agency or advertising Contracts, or consultant Contracts (where a third party is providing services to Inlogic), excluding (A) "SHRINK WRAP" software licenses from third parties that are not material to the Business and (B) consultant Contracts involving aggregate fees of less than $25,000 per annum and that are terminable by Inlogic on no more than 30 days notice;

         (e) Contracts or agreements with a customer of Inlogic providing for an aggregate payment by such customer in excess of $25,000 or pursuant to which Inlogic has, or reasonably anticipates that it will, derive revenues in excess of $25,000;

         (f) Options with respect to any property, real or personal, whether Inlogic is the grantor thereunder;

         (g) Contracts (excluding real property leases) involving actual future expenditures or other Liabilities (including without limitation, potential or contingent Liabilities), in excess of $25,000 in the aggregate (excluding Liabilities for indirect expenditures such as salaries and overhead expenses and any contingent or potential Liability) to the Business or the Assets;

         (h) Contracts or commitments relating to commission arrangements with others;

         (i) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation in respect of borrowed money whether Inlogic shall be the borrower, lender or guarantor thereunder or whereby any Assets are pledged;

         (j) Contracts containing covenants limiting the freedom of Inlogic or any of its respective officers, directors, shareholders or affiliates, to engage in any line of business or compete with any person other than Inlogic;

         (k) Any Contract to supply services to the Canadian federal, provincial, or local government or any other foreign government or any agency or department thereof;

         (l)      Leases of real property; or

         (m) Leases of personal property not cancellable (without Liability) within 30 calendar days, excluding leases of personal property involving the expenditure of less than $5,000 in the aggregate annually.

(2) MATERIAL CONTRACTS. The Inlogic Shareholders have delivered to Canadian Buyer true, correct and complete copies (or descriptions thereof with respect to oral Material Contracts) of all of the Material Contracts, including all amendments and supplements thereto. Other than the Material Contracts, the Inlogic Shareholders have no other Contracts of the type described in clauses (a) through (m) above.

(3) ABSENCE OF DEFAULTS. Inlogic has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its respective material obligations under each such Material Contract. To the knowledge of the Inlogic Shareholders, all other parties to such Material Contracts are currently in compliance in all material respects with the provisions thereof, no party is in Default in any respect thereunder or has threatened Default or termination thereof and no notice of any such claim of Default relating thereto has been given to Inlogic or the Inlogic Shareholders. To the knowledge of the Inlogic Shareholders, there is no reason to believe that the services called for by any Material Contract between Inlogic and a client of Inlogic cannot be supplied substantially in accordance with the terms of such Material Contract, including time specifications, and Inlogic has no reason to believe that any Material Contract will upon performance by Inlogic result in a net loss to Inlogic or that any customer will refuse to pay for services rendered or products sold or licensed thereunder. Without limiting the generality of the foregoing, Inlogic is in full and complete compliance with, and is not in default or breach under, the terms and conditions of the Alliance Software License Agreement dated August 12, 1999, by and between MetaSolv Software, Inc. and Inlogic Software Inc., including without limitation Section 3(c) of such agreement, and accordingly has had its employees and consultants execute an explicit non-disclosure agreements containing the provisions required by such Section 3(c).

(4) MISCELLANEOUS CONTRACT MATTERS. Except as disclosed on Inlogic Schedule 4.12(4), Inlogic has not granted ownership or other intellectual property rights to any derivative works created by third parties related to the Proprietary Rights. In the case of AT&T Canada, AT&T Canada has not created any such derivative works. Inlogic has prepared and delivered to Metronet Communications Group, Inc. a letter consistent in all material respects with the letter prepared and delivered to Inlogic by Daleen on October 5, 1999, and Metronet Communications Group, Inc. has agreed to comply with the statements contained therein. A copy of such letter, as delivered to Metronet Communications Group, Inc., is attached to Inlogic Schedule 4.12(4). In addition, Metronet Communications Group, Inc. has not challenged any of the provisions of such letter.

SECTION 4.13 PERMITS:

(1) Inlogic has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of the Business or in the ownership of the Assets, except for those Permits the absence of which would not individually or in the aggregate have a material adverse effect. Inlogic is not in Default, nor has it received any notice of any claim of Default, with respect to any such Permit. No present or former shareholder, director, officer or employee of Inlogic or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any such Permit.

(2) Except as disclosed on Inlogic Schedule 4.13 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Inlogic in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 4.14 LITIGATION.

         Except as set forth on Inlogic Schedule 4.14, there are no Actions outstanding or, to the knowledge of the Inlogic Shareholders, pending or threatened (a) against, (i) Inlogic, the Business or the Assets (including with respect to Environmental Laws), (ii) to the knowledge of the Inlogic Shareholders, any officers or directors of Inlogic, as such, or (iii) to the knowledge of the Inlogic Shareholders, any Inlogic Shareholder in such Inlogic Shareholder's capacity as a shareholder of Inlogic or as an employee of Inlogic,
(b) against Inlogic seeking to delay, limit or enjoin the transactions contemplated by this Agreement (c) against Inlogic, or any of its officers or directors or Inlogic Shareholders, in their capacity as such that involves the risk of criminal liability to any such entity or person or (d) in which Inlogic is a plaintiff, including any derivative suits brought by or on behalf of Inlogic nor, to the knowledge of the Inlogic Shareholders, is there any reasonable basis for any such Action. Inlogic is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgements against Inlogic, the Business or the Assets. There is not a reasonable likelihood of an adverse determination of any pending Actions that would have a material adverse effect. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect the Inlogic Shareholders, the Assets or the Business, other than the Permitted Liens.

SECTION 4.15 COMPLIANCE WITH LAW.

         Except as set forth on Inlogic Schedule 4.15, Inlogic and the conduct of the Business have been and are in compliance with all Regulations and Court Orders relating to the Assets or the Business or operations of Inlogic except in each case for such non-compliance as would not, individually or in the aggregate, have a material adverse effect. Within the last five years, Inlogic has not received any notice to the effect that it is not in such compliance with any such Regulations or Court Orders.

SECTION 4.16 ORDINARY COURSE.

         Except for the transactions contemplated by this Agreement, including the transactions expressly contemplated by Section 2.1(1) hereof and as set forth on Inlogic Schedule 4.16, since December 31, 1998, Inlogic has conducted its business only in the ordinary course and consistently with its prior practices.

SECTION 4.17 OFFICERS AND COMPENSATION.

         Inlogic Schedule 4.17 hereto contains a true and complete list of all current officers and directors of Inlogic. In addition, Inlogic Schedule 4.17 hereto contains a list of all managers, employees, independent contractors and consultants of Inlogic. In each case Inlogic Schedule 4.17 includes the current job title and aggregate annual compensation (including base salary and bonus reflected separately) of each such individual.

SECTION 4.18 EMPLOYEES; LABOUR MATTERS.

         As of the date of this Agreement, Inlogic employs a total of 108 full-time employees, no part-time employees and 28 independent contractors. Except as set forth in Inlogic Schedule 4.18, Inlogic has not received any notice, written or otherwise, that any employee or independent contractor intends to terminate his or her employment or business relationship with Inlogic following the Closing whether as a result of this Agreement or otherwise. Inlogic is not delinquent in payments to any of its employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees or independent contractors. Except as set forth in Inlogic Schedule 4.18, Inlogic does not have a policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, other than employees and independent contractors may be terminated with notice or pay in lieu thereof as required by applicable law in the absence of a written or oral agreement. Inlogic is in compliance in all material respects with all applicable laws and regulations respecting labour, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labour practices pending or, to the knowledge of Inlogic Shareholders, threatened and there exists no basis for any such claim, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving Inlogic. There are no pending grievances, complaints or charges that have been filed against Inlogic under any dispute resolution procedure (including, but not limited to, any arbitration or similar proceedings) and no such claim of which Inlogic or any Inlogic Shareholder has received written notice. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by Inlogic. There are no current or, to the knowledge of the Inlogic Shareholders, threatened attempt to organize or establish any trade union or employee association with respect to Inlogic. Inlogic has not received any written notice indicating that any of its employment policies or practices is currently being audited or investigated by any federal, provincial or local government agency. Since November 11, 1999, Inlogic has complied with the requirements of Section G of the Term Sheet dated November 11, 1999, between Daleen and Inlogic.

SECTION 4.19 BANKING RELATIONS.

         Inlogic Schedule 4.19 contains a complete and correct list of the names and locations in which Inlogic has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or have access thereto.

SECTION 4.20 NO BROKERS.

         Neither Inlogic nor any of the Inlogic Shareholders nor any of their respective officers, directors, employees, or affiliates has employed or made any agreement with any broker, finder, investment banker or similar agent or any person or firm which will result in the obligation of Daleen, Canadian Buyer, Inlogic, or any of their affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

SECTION 4.21 NO OTHER AGREEMENTS TO SELL THE PURCHASED SECURITIES.

         Other than the transactions expressly contemplated by Section 2.1(1) hereof and as described on Inlogic Schedule 4.21 neither the Inlogic Shareholders nor any of Inlogic's officers, directors, employees or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Canadian Buyer and Daleen under this Agreement or the Term Sheet signed November 11, 1999 as revised on November 26, 1999 to sell, assign, transfer or effect a sale of any of the Assets or Business (other than inventory or services in the ordinary course of business), to sell or effect a sale of the equity of Inlogic, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Inlogic or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

SECTION 4.22 CUSTOMERS.

         Inlogic Schedule 4.22 sets forth all customers which (i) accounted for more than $25,000 in revenue for Inlogic for the nine months ended September 30, 1999 and or (ii) accounted for more than $25,000 in revenue for Inlogic in the twelve months ended December 31, 1998 (collectively, the "CUSTOMERS"). The relationships of Inlogic with its Customers are good commercial working relationships and no Customer has given notice, written or oral, of its intent to terminate its business relationship with Inlogic.

SECTION 4.23 BACKLOG.

         As of the date hereof, Inlogic has a backlog of orders for the sale or lease of services, or for the licensing or manufacture of software, for which potential revenues have not been recognized by Inlogic, as set forth in Inlogic
Schedule 4.23.

SECTION 4.24 INTELLECTUAL PROPERTY RIGHTS OF INLOGIC.

(1)      CERTAIN DEFINED TERMS. For the purposes of this Agreement:

         (a) "SOFTWARE" means any computer program, operating system, applications system, microcode, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, compilation procedures, execution procedures, flow charts, programmers notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature;

         (b)      "INTANGIBLES" means:

                  (i) Patents, patent applications, patent disclosures, all re-issues, divisions, continuations, renewals, extensions and continuation-in-parts thereof and improvements thereto;

                  (ii) Trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof and all goodwill associated therewith;

                  (iii) Copyrights and registrations and applications for registration thereof;

                  (iv) Maskworks and registrations and applications for registration thereof;

                  (v) All right, title and interest in all computer software, data and documentation (including, without limitation, modifications, enhancements, revisions or versions of or to any of the foregoing and prior releases of any of the foregoing applicable to any operating environment);

                  (vi) Trade secrets and confidential business information (including ideas, formulas, compositions, inventions, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, flow charts, processes ideas, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information);

                  (vii) Other proprietary rights, including, without limitation moral rights;

                  (viii) All rights necessary to prevent claims of invasion of privacy, right of publicity, defamation, infringement of moral rights, or any other causes of action arising out of the use, adaptation, modification, reproduction, distribution, sale, or exhibition of the Software;

                  (ix) All income, royalties, damages and payments due at Closing or thereafter with respect to the Owned Software or the Intangibles therein and all other rights thereunder including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, the right to sue and recover for past, present or future infringements or misappropriations thereof;

                  (x)      All rights to use all of the foregoing; and

                  (xi) All other rights in, to, and under the foregoing in all countries; and

         (c) "DISTRIBUTOR" means Inlogic and any other person or entity that has been authorized by Inlogic to sell, license or offer to sell or license any Inlogic Software, other than an employee of Inlogic. Distributors may include, without limitation, value added resellers, original equipment manufacturers, dealers, sales agents, and distributors.

(2)      LISTS OF INTELLECTUAL PROPERTY RIGHTS AND CONTRACTS:

         (a) Inlogic Schedule 4.24(2)(a) contains a complete list of each governmental filing, whether federal, state, local, foreign or otherwise, related to patents, copyrights, trademarks, service marks, trade names, maskworks, other Intangibles and Software (collectively "REGISTRATIONS") of Inlogic; (ii) identifies each pending Registration of Inlogic with respect to the Intangibles and Software; (iii) identifies all of Inlogic's applications for or Registrations regarding the Intangibles and Software which have been withdrawn, abandoned, or have lapsed or been denied; and (iv) specifies any advice to Inlogic with respect to such Registration or protectability of the Intangibles and Software, summarizing such advice;

         (b) Inlogic Schedule 4.24(2)(b) also identifies (i) each license agreement or other written or oral agreement or permission ("LICENSE AGREEMENT") in which Inlogic has granted to any third party any right with respect to any of the Intangibles or Software; (ii) each item of the Intangibles and Software used or possessed by Inlogic that any third party owns and the license, sublicense, agreement or other permission in connection therewith (the "THIRD PARTY LICENSE AGREEMENT"), together with the term thereof, and all royalties or other amounts due thereon and (iii) each agreement entered into by Inlogic that provides for the sale, license or access to any source code of the Software, including, without limitation, any source code escrow agreement ("SOURCE CODE AGREEMENT");

         (c) Inlogic Schedule 4.24(2)(c) is an accurate and complete list and description (including a name, product description, the language in which it is written and the type of hardware platform(s) on which it runs) of all of the following:

                  (i) All Software owned by Inlogic, whether purchased from a third party, developed by or on behalf of Inlogic, currently under development or otherwise ("OWNED SOFTWARE") other than Software generally available for license at retail;

                  (ii) All Software, other than the Owned Software, that is either (x) offered or provided by Inlogic, directly or through Distributors, to customers of Inlogic or
                           (y) used by Inlogic to provide information or services to customers of Inlogic for a fee (collectively, "CUSTOMER SOFTWARE"; the Owned Software and the Customer Software are collectively referred to as the "INLOGIC SOFTWARE"); and

                  (iii) All Software, other than Inlogic Software, that is licensed or marketed to or from third parties or otherwise used by Inlogic for any purpose whatsoever (collectively, "OTHER SOFTWARE") other than software generally available for license at retail;

         (d) To the extent not set forth in Inlogic Schedule 4.24(2)(a), Inlogic Schedule 4.24(d) separately sets forth an accurate and complete list and description of each copyright, trademark, trademark application or registration, service mark, service mark application or registration, patent application or registration, and name and logo included in the Intangibles (as defined below in this Section) owned, marketed or licensed by Inlogic or from third parties, used or under development by Inlogic. Inlogic Schedule 4.24(d) indicates Inlogic's ownership of such items or the source of Inlogic's right to use such items; and

         (e) Inlogic Schedule 4.24(2)(e) identifies all individuals who have materially contributed to the development of the Owned Software.

(3)      WARRANTIES:

         (a) Inlogic has supplied Daleen and the Canadian Buyer with correct and complete copies of all License Agreements, Third Party License Agreements and Source Code Agreements, and except as specified in Inlogic Schedule 4.24(3)(a) all License Agreements, Third Party License Agreements and Source Code Agreements do not and will not require the consent or approval of any other persons as a result of the transactions contemplated hereby or any subsequent amalgamation or other merger or combination of Inlogic and Canadian Buyer or other Affiliate of Daleen, in each case, free of cost or expense.

         (b) Inlogic has complied with all License Agreements, Third Party License Agreements and Source Code Agreements, and to the best of Inlogic's knowledge, all other parties to such agreements have complied with all provisions thereof; and no default or event of default exists under any of the License Agreements, Third Party License Agreements and Source Code Agreements, except as set forth in Inlogic Schedule 4.24(3)(b).

         (c) No Software other than the Owned Software, Customer Software and Other Software is required to operate Inlogic's business as currently conducted and as contemplated by existing Inlogic product and service plans.

         (d) Except as explained on Inlogic Schedule 4.24(3)(d), Inlogic owns and has good and marketable title to the Owned Software and Intangibles attributable to the Owned Software, and has the full right to use all of the Customer Software and Other Software, and Intangibles attributable thereto, as used or required to operate Inlogic's business as currently conducted and as contemplated in the future in accordance with Inlogic's written business plans, free and clear of any liens, claims, charges or encumbrances which would affect the use of such Software in connection with the operation of Inlogic's business as currently conducted and as contemplated in the future in accordance with Inlogic's written business plans.

         (e) No rights of any third party not previously obtained are necessary to market, license, sell, modify, update, and/or create derivative works for any Software as to which Inlogic takes any such action in its business as currently conducted.

         (f) With respect to Software which is licensed by Inlogic to third parties or used in connection with the providing of services to third parties:

                  (i)      Inlogic maintains machine-readable
                           master-reproducible copies, reasonably complete technical documentation and/or user manuals for the most current releases or versions thereof and for all earlier releases or versions thereof currently being supported by Inlogic;

                  (ii) In each case, the machine-readable copy substantially conforms to the corresponding source code listing;

                  (iii) Such Software is written in the language set forth on Inlogic Schedule 4.24(2)(c), for use on the hardware set forth on Inlogic Schedule 4.24(2)(c) with standard operating systems;

                  (iv) Such Software can be maintained and modified by reasonable competent programmers familiar with such language, hardware and operating systems; and

                  (v) In each case the Software operates in accordance with the user manual thereof without operating defects of any material nature;

         (g) None of the Software or Intangibles listed on Inlogic Schedules 4.24(3)(a), 4.24(3)(b) or 4.24(2)(d), or their respective past or current uses by or through Inlogic has violated or infringed upon, or is violating or infringing upon, any patent, copyright, trade secret or other Intangible of any person. Inlogic has adequately maintained all trade secrets and copyrights with respect to the Inlogic Software and Other Software. Inlogic has performed all obligations imposed upon it with regard to the Customer Software and Other Software which are required to be performed by it on or prior to the date hereof, and neither Inlogic nor, to the knowledge of Inlogic, any other party, is in breach of or default thereunder in any respect, nor to Inlogic's knowledge, is there any event which with notice or lapse of time or both would constitute a default thereunder;

         (h) To the knowledge of the Inlogic Shareholders, no person is violating or infringing upon, or has violated or infringed upon at any time, any of Inlogic's proprietary rights to any of the Software or Intangibles listed on Inlogic Schedules 4.24(3)(a), 4.24(3)(b) or 4.24(3)(d);

         (i) None of the Software or Intangibles listed on Inlogic Schedules 4.24(3)(a), 4.24(3)(c) or 4.24(3)(d) are owned by or registered in the name of any of Inlogic's shareholders, any current or former owner or shareholder, partner, director, executive, officer, employee, salesperson, agent, customer, contractor of Inlogic or its representative nor does any such person have any interest therein or right thereto, including, but not limited to, the right to royalty payments. Except as listed on Inlogic Schedule 4.24(3)(i), Inlogic has granted no third party any exclusive rights related to any Owned Software;

         (j) No litigation is pending and no claim has been made against Inlogic or, to the knowledge of the Inlogic Shareholders, is threatened, which contests the right of Inlogic to sell or license to any person or entity or use any of the Owned Software, Customer Software or Other Software. Except as described in Inlogic Schedule 4.24(3)(j), no former employer of any employee or consultant of Inlogic has made a claim against Inlogic or, to the knowledge of Inlogic, against any other person, that Inlogic or such employee or consultant is misappropriating or violating the Intangibles of such former employer;

         (k) Inlogic is not a party to or bound by and, upon the consummation of the transactions contemplated by this Agreement, neither Inlogic nor the Canadian Buyer (in the case of the Canadian Buyer, as a result of any action or inaction of Inlogic or any Inlogic Shareholder), will be a party to or bound by any license or other agreement requiring the payment by Inlogic, the Canadian Buyer or its assigns of any royalty or license payment, excluding such agreements relating to the Customer Software to the extent such royalty or license payment is expressly set forth on Inlogic Schedule 4.24(3)(k);

         (l) Except as set forth in Inlogic Schedule 4.24(3)(1), the Owned Software, Customer Software, and Other Software and the information used by Inlogic, and the Intangibles thereunder, are fully transferable to the Canadian Buyer following the Closing Date (in, object code, and if applicable, source code forms, including all related documentation, to the extent that such documentation has been created);

         (m) Without limiting any of the foregoing, to the best knowledge of Inlogic, none of Inlogic's current or former officers, executives, directors, partners, shareholders, employees, salespersons, customers, or independent contractors have disclosed to (without proper obligation of confidentiality) or otherwise used or utilized on behalf of any person other than Inlogic, any trade secrets or proprietary information, including, without limitation, the source codes for Inlogic Software;

         (n) All License Agreements, Third Party License Agreements, Source Code Agreements, software development agreements, and any other written agreement between Inlogic and any third party in which trade secrets or confidential information of Inlogic, Inlogic's customers, agents, or suppliers, are disclosed binds the recipient thereof to take reasonable steps to protect the proprietary rights of Inlogic and its customers, agents, and suppliers in such trade secrets and confidential information;

         (o) Except as set forth on Inlogic Schedule 4.24(3)(o), none of Inlogic's shareholders have an ownership right or other interest in any Inlogic Software, Other Software or Intangibles, and no claims have been made or, to the knowledge of the Inlogic, is threatened, that the Inlogic Software substantially fails to perform as set forth in Section 4.24(5);

         (p) All Inlogic's contracts with customers (collectively "CUSTOMER CONTRACTS"), whether completed or outstanding, were or are evidenced by written agreements containing provisions reasonably equivalent to those contained in Inlogic Schedule 4.24(3)(p) hereto, with only such changes as would not affect the rights of Inlogic or the Canadian Buyer as assignee thereof and would not impose on Inlogic or the Canadian Buyer, as assignee thereof, any additional obligations; and

         (q) No Customer Contract provides for the transfer to the customer therein of any Intangibles relating to Inlogic Software as to which Inlogic thereafter shall have no further rights. No current Customer Contract provides that the customer therein shall be entitled to sublicense or otherwise transfer to a third party any of the Intangibles relating to Inlogic Software unless such third party agrees to be bound by the confidentiality provisions thereof and agrees to pay Inlogic royalties and other amounts comparable to those under such Customer Contract:

                  (i) Except as set forth on Inlogic Schedule 4.24(3)(q), each past or present customer of Inlogic and each past or present customer of Inlogic to whom Inlogic disclosed any of the Intangibles relating to Inlogic Software is bound by a confidentiality provision which requires such past or present customer to take reasonable steps to protect the rights of Inlogic in the Intangibles relating to Inlogic Software; and

                  (ii) None of the Intangibles owned by Inlogic were in existence prior to August 11, 1993.

(4)      MILLENNIUM COMPLIANCE:

         (a) Except as noted in Inlogic Schedule 4.24(4)(a), the Owned Software and to the knowledge of the Inlogic Shareholders, the Customer Software and Other Software, are "MILLENNIUM COMPLIANT." For the purposes of this Agreement "MILLENNIUM COMPLIANT" means:

                  (i) The functions, calculations, and other computing processes of the Owned Software, Other Software and Customer Software (collectively, "PROCESSES") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Owned Software, Other Software, and Customer Software, whether before, on, or after January 1, 2000, and whether or not the dates are affected by leap years;

                  (ii) The Owned Software, Other Software, and Customer Software accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000;

                  (iii) The Owned Software, Other Software, and Customer Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Owned Software, Other Software, and Customer Software, whether before, on, or after January 1, 2000;

                  (iv) The Owned Software, Other Software, and Customer Software accept and respond to two (2) digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and accurate manner;

                  (v) The Owned Software, Other Software, and Customer Software display, print, and provide electronic output of date information in ways that are unambiguous as to the determination of the century; and

                  (vi) The Owned Software, Customer Software, and Other Software have been tested by Inlogic to determine whether the Owned Software, Customer Software, and Other Software are Millennium Compliant. Inlogic shall deliver the test plans and results of such tests upon written request from Daleen or the Canadian Buyer. Inlogic shall notify Daleen and the Canadian Buyer immediately of the results of any tests or any claim or other information that indicates the Owned Software, Customer Software, and Other Software are not Millennium Complaint;

         (b) Except as set forth in Inlogic Schedule 4.24(4)(b) and except as described in the next following sentence, the Company has inquired as to the Millennium Compliance of the Customer Software and any computer hardware and devices owned or leased by the Company that operates any of the Company Software ("COMPANY HARDWARE") with the vendor thereof, has obtained assurances that such Customer Software and Company Hardware is Millennium Compliant, and has tested such Customer Software and Company Hardware in conjunction with the Owned Software to determine whether the operation of the Owned Software would result in dated-related failures or errors in such Customer Software or Company Hardware. In the event that the Company obtains information that such Customer Software or Company Hardware is not Millennium Compliant or such Customer Software or Company Hardware fails the testing as described above, the Company has established and has timely implemented written plans to migrate the Company and all Company customers off of such Customer Software or Company Hardware before the Company anticipates that errors or failures in such Customer Software or Company Hardware will occur;

         (c) Except as set forth in Inlogic Schedule 4.24(4)(c) and except as described in the next following sentence, the Company has inquired as to the Millennium Compliance of the Other Software with the vendor thereof and has obtained assurances that such Other Software is Millennium Compliant. In the event that the Company obtains information that such Other Software is not Millennium Compliant, the Company has established and has timely implemented written plans to migrate the Company off of such Other Software before the Company anticipates that errors or failures in such Other Software will occur;

         (d) Each customer of Company identified on Inlogic Schedule 4.24(4)(d) has received a copy of the correspondence attached to such Inlogic Schedule

         (e) Except as set forth on Schedule 4.24(4)(e), no Intangibles are used by Inlogic which are owned by Atevent or to which Atevent has rights;

         (f) Except as set forth on Schedule 4.24(4)(f), all Software included in the Atevent Assets, including Third Party Software, shall be properly licensed to and paid for by Atevent;

         (g) Immediately prior to the Atevent Transaction, the Atevent Corporation had no assets or liabilities.

(5)      MILLENNIUM COMMUNICATION.  Inlogic has provided to Daleen :

         (a) Copies of all material forms of correspondence and statements relating to the Millennium Compliance of the Business which have been made by or on behalf of Inlogic to suppliers, auditors, investors, customers or other third parties;

         (b) Copies of all material reports and test plans provided to the board or senior management that were prepared for, by or on behalf of the Corporation relating to the Millennium Compliance of the Business, and any deficiencies or require remediation relating thereto;

         (c) All material copies of plans for Year 2000 remediation provided to the board of directors or senior management that were prepared by the Corporation or third parties; and

         (d) Copies of or reports summarizing the material information from all material correspondence, statements and reports sent or received by Inlogic with respect to the Year 2000 Compliance of the Business' suppliers.

(6)      PERFORMANCE.  The Inlogic Software:

         (a) Performs in accordance with all published specifications for such Software;

         (b) Complies with all other published documentation, descriptions and literature with respect to such Software; and

         (c) Complies with all representations, warranties and other requirements specified in all of Inlogic's License Agreements.

SECTION 4.25 TAXES.

         Except as otherwise set forth on Inlogic Schedule 4.25:

         (a) All returns, declarations, reports, estimates, statements, schedules or other information or documents with respect to Taxes (collectively, "TAX RETURNS") required to be filed by or with respect to Inlogic have been timely filed (giving effect to extensions granted with respect thereto), with the appropriate tax authorities and all such Tax Returns are true, correct, and complete in all material respects;

         (b) Inlogic has paid all Taxes when due to any federal, provincial, local, foreign or other taxing authority;

         (c) There are no liens for Taxes upon any of the assets of, or interests in Inlogic, except liens for Taxes not yet due and payable;

         (d) Other than a review of claims for research and development tax credits by Revenue Canada, no Tax Return of Inlogic has been audited by the relevant taxing authority. No deficiency for any Taxes has been proposed, asserted or assessed against Inlogic that has not been resolved and paid in full. Other than a review of claims for research and development tax credits by Revenue Canada, there are no outstanding waivers, objections, extensions, or comparable consents regarding the application of the statute of limitations or period of reassessment with respect to any Taxes or Tax Returns that have been given or made by Inlogic (including the time for filing of Tax Returns or paying Taxes) and Inlogic has no pending requests for any such waivers, extensions, or comparable consents;

         (e) Other than a review of claims for research and development tax credits by Revenue Canada, no audit or other proceeding by any federal, provincial, local or foreign court, governmental, regulatory, administrative or similar authority is presently pending with respect to any Taxes or Tax Return of Inlogic and Inlogic has not received written notice of any pending audits or proceedings;

         (f) Except as set forth on Inlogic Schedule 4.25(f), Inlogic has not received a ruling from any taxing authority or signed an agreement with any taxing authority that could reasonably be expected to have a material adverse effect on Inlogic or the Assets or the Business;

         (g) Inlogic has complied in all material respects with all applicable Regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by law, paid over to the proper governmental authorities all amounts so withheld;

         (h) There is no reason to suspect that any taxing authority may claim or assess any material amount of Taxes payable by Inlogic for any period ending on or prior to the Closing Date and there are no facts of which Inlogic or the Inlogic Shareholders are aware which would constitute grounds for the assessment of any material amount of Taxes payable by Inlogic for any period ending on or prior to the Closing Date;

         (i) Except for George Timmes each of the Inlogic Shareholders is a resident of Canada for purposes of the Tax Acts; and

         (j) No issue has been raised in writing by a federal, provincial, local or foreign taxing authority in any examination relating to Inlogic which could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

SECTION 4.26 RESERVED.

SECTION 4.27 EMPLOYEE BENEFIT PROGRAMS.

(1) Inlogic Schedule 4.27 lists every Employee Program (as defined below) that has been maintained (as defined below) by Inlogic at any time during the three-year period ending on the date of the Closing.

(2) To the knowledge of the Inlogic Shareholders, there has been no failure of any party to comply in any material respects with any laws applicable to the Employee Programs that have been maintained by Inlogic. With respect to any Employee Program ever maintained by Inlogic, there has occurred no material violation of, or breach of any duty under applicable law or any Tax law requirements, or conditions to favourable Tax treatment, applicable to such plan), which could result, directly or indirectly, in any Taxes, penalties or other liability to Inlogic. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Inlogic Shareholders, threatened with respect to any Employee Program.

(3) With respect to each Employee Program maintained by Inlogic within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Canadian Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended; (ii) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto;
         (iii) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (iv) any documents evidencing any loan to an Employee Program that is an employee stock ownership plan; and (v) all other materials reasonably necessary for Canadian Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

(4) Other than as set forth on Inlogic Schedule 4.27(4), Inlogic has not announced any plan or legally binding commitment to create any additional Employee Program which is intended to cover employees or former employees of Inlogic or to amend or modify any existing Employee Program which covers or has covered employees or former employees of Inlogic.

(5)      Reserved.

(6) No event has occurred in connection with which Inlogic or any Employee Program, directly or indirectly, could be subject to any material liability (A) under any Regulation or governmental order relating to any Employee Programs or (B) pursuant to any obligation of Inlogic to indemnify any person against liability incurred under any such Regulation or order as they relate to the Employee Programs.

(7) Except as described on Inlogic Schedule 4.27(7), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Program (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

(8) Each Employee Program and related trust agreement or other funding instrument, as applicable, which covers or has covered employees or former employees of Inlogic (with respect to their relationship with such entities) is legally valid and binding and in full force and effect.

(9) There is no contract, agreement, plan or arrangement covering any employee or former employee of Inlogic, other than stock option plans, that, individually or collectively, provides for the payment by Inlogic of any amount that is not deductible under the Income Tax Act (Canada).

(10) All contributions required to be made by Inlogic with respect to any Employee Program due as of any date through and including the Closing Date have been made when due.

(11)     For purposes of this section:

         (a) "EMPLOYEE PROGRAM" means (A) any employee benefit plan, including, but not limited to, health, dental, insurance, and similar plans and programs for the benefit of employees and
                  (B) any employment, consulting, severance or other similar contract, arrangement or policy, any stock option plan, phantom stock plan, bonus or incentive award plan, deferred compensation agreement, supplemental income arrangement, and vacation plan, and any other employee benefit plan, agreement, or arrangement not described in (A) above. In the case of an Employee Program funded through a trust, each reference to such Employee Program shall include a reference to such trust; and

         (b) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependants, or beneficiaries.

(12) There are no pension plans existing in respect of the employees of Inlogic.

SECTION 4.28 INSURANCE.

         Inlogic Schedule 4.28 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, directors and officers liability, errors and omissions, product liability and other forms of insurance maintained by Inlogic. All such insurance coverage applicable to Inlogic, the Business and the Assets is in full force and effect and provides coverage as may be required by applicable Regulation and by any and all Contracts to which Inlogic is a party. There is no Default under any such coverage nor is there presently any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or non-renewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies maintained by Inlogic are presently occurrence policies and not claims made policies except for Inlogic's professional liability (error and admissions), fiduciary liability and employment practices policies. There are no outstanding performance bonds covering or issued for the benefit of Inlogic. To the knowledge of the Inlogic Shareholders, no insurer has advised Inlogic that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

SECTION 4.29 ACCOUNTS RECEIVABLE.

         Inlogic Schedule 4.29 includes an accurate and complete list of accounts receivable, including the days outstanding of such accounts receivable, as of the date hereof and as of the Closing Date. Inlogic Schedule 4.29 indicates the number of days such accounts receivable have been outstanding as of the respective date of the information. The accounts receivable set forth on Inlogic Schedule 4.29 and the accounts receivable set forth on the Base Balance Sheet, represent, and the accounts receivable to be set forth in the Closing Balance Sheet will represent, bona fide claims of Inlogic against debtors for sales, services performed or other charges arising on or before such date, and all the goods delivered and services performed which gave rise to said accounts where delivered or performed in all material respects in accordance with the applicable orders, Contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Base Balance Sheet and, in the case of accounts receivable arising since the Base Balance Sheet Date, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on the Base Balance Sheet.

SECTION 4.30 ENVIRONMENTAL MATTERS.

(1) Except for Hazardous Materials contained in cleaning and other office products used in the ordinary course of Inlogic's business (i) Inlogic has not ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the knowledge of the Inlogic Shareholders, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by Inlogic or has ever been located in the soil or groundwater at any such site; (iii) to the knowledge of the Inlogic Shareholders, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by Inlogic for treatment, storage, or disposal at any other place; (iv) to the knowledge of the Inlogic Shareholders, Inlogic does not presently own, operate, lease, or use, nor has it previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) to the knowledge of the Inlogic Shareholders no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by Inlogic in connection with the presence of any Hazardous Material.

(2) (i) Inlogic does not have liability under, of has ever violated in any material respect, any Environmental Law (as defined below); (ii) to the knowledge of the Inlogic Shareholders, Inlogic does not have any property owned, operated, leased, or used by it, and any facilities and operations of Inlogic thereon, are presently in compliance in all material respects with all applicable Environmental Laws; (iii) Inlogic has not ever entered into or been subject to any judgement, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request from any governmental authority or agency for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Inlogic Shareholders have no reason to believe that any of the items enumerated in clause of this subsection will be forthcoming.

(3) The Inlogic Shareholders have made available to the Canadian Buyer copies of all documents and records, and information in the possession of Inlogic Shareholders and Inlogic concerning any environmental or health and safety matter relevant to Inlogic, whether generated by Inlogic or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, Permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

(4) For purposes of this Section 4.30, (i) "HAZARDOUS MATERIAL" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law except for any Hazardous Material contained in cleaning and other office products used in the ordinary course of Inlogic's Business; (ii) "HAZARDOUS WASTE" shall mean and include any contaminant or hazardous waste as defined or regulated under any Environmental Law; (iii) "ENVIRONMENTAL LAW" shall mean any environmental or health and safety-related Regulation, including, without limitation, the Environmental Protection Act (Ontario) and the Occupational Health and Safety Act (Ontario), whether existing as of the date hereof, previously enforced, or subsequently enacted; (iv) "INLOGIC" shall mean and include Inlogic and all other entities for whose conduct Inlogic is or may be held responsible under any Environmental Law.

SECTION 4.31 WARRANTY OR OTHER CLAIMS.

         There are no existing or, to the knowledge of the Inlogic Shareholders (which knowledge shall be unrebuttably presumed with respect to any customer that has not paid all amounts owed to Inlogic when due) threatened service liability, warranty or other similar claims, or any reasonable basis upon which a material claim of such nature could be based, against Inlogic for services which are negligent, defective or fail to meet any service warranties. Since the Balance Sheet Date, no claim has been asserted against Inlogic for re-negotiation or price re-determination of any business transaction, and, to the knowledge of the Inlogic Shareholders, there are no facts known to the Inlogic Shareholders upon which any such claim could be based.

SECTION 4.32 RESERVED.

SECTION 4.33 POWERS OF ATTORNEY.

(1) Inlogic does not have any outstanding power of attorney with respect to or affecting any transaction contemplated by this Agreement.

(2) The Inlogic Shareholders do not have any outstanding power of attorney with respect to or affecting any transaction contemplated by this Agreement

SECTION 4.34 INLOGIC DISCLOSURE.

         The representations, warranties and statements contained in this Agreement and in the Exhibits and Schedules hereto do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

SECTION 4.35 SHAREHOLDERS' AGENT.

(1) Mohammed Aamir shall be constituted and appointed as agent ("SHAREHOLDERS' AGENT") for and on behalf of the Inlogic Shareholders to give and receive notices and communications under this Agreement, to authorize delivery to Daleen of the Indemnity Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Daleen, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgement of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Indemnity Escrow Fund from time to time upon not less than 10 days' prior written notice to Daleen. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Inlogic Shareholders for this Agreement and for the other agreements contemplated hereby.

(2) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgement, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Inlogic Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

(3) The Shareholders' Agent shall have reasonable access to information about Inlogic and the reasonable assistance of Inlogic's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Inlogic to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

SECTION 4.36 OFFSHORE INVESTMENT REPRESENTATIONS.

         Each Inlogic Shareholder hereby represents, warrants and covenants as set forth below, and all such representations and warranties shall be true and correct as of the Closing Date as if then made and shall survive the Closing:

         (a) Such Inlogic Shareholder (other than George Timmes) is not a U.S. Person (as defined in Regulation S under the Securities Act of 1933 Act, as amended (the "SECURITIES ACT")), is not an affiliate (as defined in Rule 501(b) under the Securities Act, of Daleen and is not a corporation that has been formed principally for the purpose of investing in securities not registered under the Securities Act. Except for George Timmes, none of the shareholders or other equity owners of each Inlogic Shareholder that is a corporation are U.S. Persons.

                  Pursuant to Regulation S, Rule 903(k)(1), a "U.S. PERSON" means:

                  (i)      Any natural person resident in the United States;

                  (ii) Any partnership or corporation organized or incorporated under the laws of the States;

                  (iii) Any estate of which any executor or administrator is a U.S. person;

                  (iv)     Any trust of which any trustee is a U.S. person;

                  (v) Any agency or branch of a foreign entity located in the United States;

                  (vi) Any non-discretionary account or similar account (other than an estate or trust held by a dealer or other fiduciary for the benefit or account of a U.S. person;

                  (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

                  (viii)   Any partnership or corporation if:

                           (A) Organized or incorporated under the laws of any foreign jurisdiction; and

                           (B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts;

         (b) Such Inlogic Shareholder is purchasing the Exchangeable Shares or, in the case of George Timmes, the Daleen Common Stock and will exchange such Exchangeable Shares for Daleen Common Stock for its own account for the purpose of investment and not (A) with a view to, or for sale in connection with, any distribution thereof or (B) for the account of, as a nominee or agent for, or on behalf of any U.S. Person, and has no current intent to exchange the Exchangeable Shares for Daleen Common Stock;

         (c) Except for George Timmes, at the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement such Inlogic Shareholder was outside the United States;

         (d)      Such Inlogic Shareholder:

                  (i) Understands that the Exchangeable Shares shall be exchangeable upon request by such Inlogic Shareholder into Daleen Common Stock (the "SECURITIES"). Such Exchangeable Shares shall be non-voting and non-transferable until exchanged into the Securities;

                  (ii) Understands that the Securities are distributed under Regulation S under the Securities Act, or under another exemption from the registration requirements of the Securities Act and the Inlogic Shareholders will not, during the period commencing on the date of the exchange of the Exchangeable Shares into the Securities and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law, (the "RESTRICTED PERIOD"), offer, sell, pledge or otherwise transfer the Securities in the United States, or to a U.S. Person for the account or benefit of a U.S. Person;

                  (iii) Understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the Exchangeable Shares nor the Securities have been registered under the Securities Act, and will, during the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only in accordance with Rule 904 of Regulation S under the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), and in accordance with all applicable state and foreign securities laws;

                  (iv) Will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only pursuant to registration under the Securities Act or an available exemption therefrom (and based upon an opinion of counsel, if the Company so requests) and, in any case, in accordance with all applicable state and foreign securities laws; and

                  (v) Has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of any equity security issued by Daleen (including, without limitation, the Daleen Common Stock) or any hedging transaction with respect to any such equity security, including without limitation, put, call or other option transaction, option writing and equity swaps;

         (e) None of the Inlogic Shareholders, its affiliates or any person acting on behalf of any Inlogic Shareholder or any such affiliates has engaged, or will engage, in any directed selling efforts (within the meaning of Rule 901(b) of Regulation S under the Securities Act) with respect to the Securities and they, their affiliates and all persons acting on their behalf have complied and will comply with the "OFFERING RESTRICTIONS" requirements of Regulation S under the Securities Act;

         (f) The transactions contemplated by this Agreement have not been pre-arranged with a buyer (other than Daleen) located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act;

         (g) Neither such Inlogic Shareholder, any affiliate of such Inlogic Shareholder, nor any person acting on their behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities. The Inlogic Shareholder agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities;

         (h) Such Inlogic Shareholder understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom, and may not be transferred or resold except pursuant to an effective registration statement or exemption from registration (and based upon an opinion of counsel, if Daleen so requests) and each certificate representing the Securities will be endorsed with the following legends (provided the certificates issued to George Timmes shall not include the reference to Regulation S):

                  (i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON EXEMPTIONS UNDER THE SECURITIES ACT INCLUDING REGULATION S, AND STATUTORY EXEMPTIONS UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED

                           OR ASSIGNED, EXCEPT IN A TRANSACTION IN ACCORDANCE WITH REGULATION S OR WHICH IS OTHERWISE EXEMPT FROM REGISTRATION UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES. THESE SECURITIES MAY NOT BE A PART OF ANY HEDGING TRANSACTIONS THAT DO NOT COMPLY WITH THE SECURITIES ACT; and

                  (ii) Any legend required to be placed thereon by applicable federal or state securities laws;

         (i) Such Inlogic Shareholder has substantial experience in business and finance and in evaluating and investing in securities in companies similar to Daleen so that he is capable of evaluating the merits and risks of acquiring the Securities to be issued to such Inlogic Shareholder and has the capacity to protect his own interests. Such Inlogic Shareholder must bear the economic risk of holding the Securities indefinitely unless such securities are registered pursuant to the Securities Act, or an exemption from registration is available for the disposition thereof. Such Inlogic Shareholder understands that there is no assurance that any exemption from registration under the Securities Act will be available;

         (j) Such Inlogic Shareholder understands that the availability of the exemptions from registration under the Securities Act depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Inlogic Shareholder's representations as expressed herein;

         (k) Such Inlogic Shareholder understands that a public market has recently been created for the Securities but that there is no assurance that a public market will be maintained for the Securities;

         (l) Such Inlogic Shareholder has received and read the Daleen SEC reports and financial statements and has had an opportunity to discuss Daleen's business, management and financial affairs with its management. Such Inlogic Shareholder has also had an opportunity to ask questions of and receive answers from officers of Daleen regarding the terms and conditions of acquiring the Securities pursuant to this Agreement, which questions were answered to such Inlogic Shareholder's satisfaction; however, such discussions with officers of Daleen shall not affect the Inlogic Shareholders' right to rely on the representations and warranties of Daleen and Canadian Buyer set forth in Article 5 hereof;

              (m) George Timmes represents and warrants that he is a resident of the State of Georgia and that he has:

                  (i) An individual net worth or joint net worth with his spouse in exceeding $1,000,000.00 at the Closing Date; or,

                  (ii) Individual income in excess of $200,000.00 in each of fiscal 1997 and 1998 or joint income with his spouse in excess of $300,000 in each of fiscal 1997 and 1998 and who has a reasonable expectation of reaching the same income level in the current year; or

                  In determining "INCOME," any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plans, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income should be added to the gross income .

SECTION 4.37 HART-SCOTT-RODINO.

         In the previous fiscal year and the current fiscal year of Inlogic (i) Inlogic has not and does not hold assets located in the United States having an aggregate book value of U.S. $15 million or more, and (ii) Inlogic has not made aggregate sales in or into the United States equalling U.S. $25 million or more in revenues.

SECTION 4.38 EXCHANGE RATIO.

         The Inlogic Shareholders acknowledge and agree that the Purchase Price to be paid per share of the Purchased Securities set forth in Article II hereof is properly allocated among the outstanding shares of Inlogic common shares, Class A shares, Class C shares and Class D shares.

                                   ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF DALEEN AND CANADIAN
                                     BUYER

         As a material inducement to the Inlogic Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, Daleen and

Canadian Buyer jointly and severally hereby make the representations and warranties to the Inlogic Shareholders as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

SECTION 5.1 ORGANIZATION.

(1) DALEEN. Daleen is a corporation organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Each of Daleen's Subsidiaries is duly organized or incorporated (as applicable) and in good standing under the laws of the state of its organization or incorporation with full corporate power (as applicable) to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

(2) CANADIAN BUYER. Canadian Buyer is an unlimited liability company incorporated, organized and in good standing under the NS Act with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is or is proposed to be conducted. Canadian Buyer is an indirect wholly-owned subsidiary of Daleen.

(3) CAPITAL STRUCTURE OF DALEEN. (a) The authorized capital stock of Daleen consists of (i) 70,000,000 shares of Common Stock, $.01 par value per share, of which 19,036,072 shares are issued and outstanding (not including shares reserved for issuance upon the exercise of outstanding warrants and options) and no shares were held as treasury shares, in each case as of December 1, 1999 and (ii) 10,000,000 shares of serial preferred stock none of which are issued and outstanding. Daleen has reserved 4,444,390 shares of Daleen Common Stock for issuance upon the exercise of outstanding options or warrants to purchase Daleen Common Stock.

(4) CAPITAL STRUCTURE OF CANADIAN BUYER. The authorized capital of Canadian Buyer consists of 10,000,000 Common Shares without par value and 100,000,000 Exchangeable Shares. Immediately after Closing the issued capital of Canadian Buyer will consist of 1 common share and 2,160,239 Exchangeable Shares.

(5) EXCHANGEABLE SHARES. On the Closing Date, all necessary corporate action will have been taken by the Canadian Buyer to duly authorize the issuance and delivery of the Exchangeable Shares to the Inlogic Shareholders pursuant to Section 2.3 and upon the satisfaction of the terms and conditions hereof and the consummation of the transactions contemplated hereby and the issue of such Exchangeable Shares, such Exchangeable Shares will be issued as fully paid and non-assessable free and clear of any and all Encumbrances, and Daleen and Canadian Buyer have no knowledge of any reason why Inlogic Shareholders should not be entitled to acquire Daleen Common Stock.

SECTION 5.2 AUTHORITY.

(1) Daleen and Canadian Buyer have full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Daleen and Canadian Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by Daleen and Canadian Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary organizational action of Daleen and Canadian Buyer and no other action on the part of Daleen and Canadian Buyer is required in connection therewith.

(2) This Agreement and each other agreement, document and instrument executed and delivered by Daleen and Canadian Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Daleen and Canadian Buyer enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. The execution, delivery and performance by Daleen and Canadian Buyer of this Agreement and each such agreement, document and instrument:

         (a) Does not and will not violate any provision of the Memorandum and Articles of Association of Canadian Buyer;

         (b) Does not and will not violate any provision of the Certificate of Incorporation of Daleen and the Bylaws;

         (c) Except as set forth on Daleen Schedule 5.2(2)(c), does not and will not violate any laws of Canada or of any province or the laws of the United States or of any state or any other jurisdiction applicable to Daleen and Canadian Buyer or require Daleen and Canadian Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made or opinion to Closing other than any such approval, consent or waiver of or filing with respect to which the failure to so obtain will not have a material adverse effect on the business and operation of Canadian Buyer, individually, or Daleen and its Subsidiaries, taken as a whole, following the Closing; and

         (d) Does not and will not result in a breach of, constitute a Default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgement or decree to which Daleen, its Subsidiaries or the Canadian Buyer is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or similar encumbrance on any of the assets or capital stock of Daleen or Canadian Buyer and which is material to the business and financial condition of Daleen or Canadian Buyer on a consolidated basis, except in the case of clause (b), for such breaches, defaults, accelerations or terminations as would not, individually or in the aggregate, have a material adverse effect.

SECTION 5.3 SEC DOCUMENTS; FINANCIAL STATEMENTS.

(1) Daleen has made available to Inlogic a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), and other filing filed with the SEC by Daleen since July 6, 1999, and, prior to the Closing Date, Daleen will have furnished Inlogic with true and complete copies of any additional reports, including the exhibits thereto, filed with the SEC by Daleen prior to the Closing Date (collectively, the "DALEEN SEC DOCUMENTS"). All documents required to be filed as exhibits to the Daleen SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except as disclosed in the Daleen SEC Documents and those which have expired in accordance with their terms, and neither Daleen nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Daleen SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Daleen SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Daleen SEC Document. The financial statements of Daleen, including the notes thereto, included in the Daleen SEC Documents (the "DALEEN FINANCIAL STATEMENTS") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with U.S. GAAP applied on a basis consistent throughout the periods indicated and consistent with each other

         (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements included in the Daleen SEC Documents, as permitted by Form 10-Q of the SEC). The Daleen Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Daleen and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Daleen accounting policies except as described in the notes to the Daleen Financial Statements.

(2) Except as set forth in Daleen SEC Documents from September 30, 1999 through the date hereof there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other), results of operations or prospects of Daleen and its Subsidiaries, taken as a whole.

SECTION 5.4 SECURITIES AND BLUE SKY LAWS.

         Daleen shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Daleen Common Stock in connection with the transactions contemplated hereby. Inlogic shall use its best efforts to assist Daleen as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Daleen Common Stock in connection with the Reorganization.

SECTION 5.5 LISTING OF ADDITIONAL SHARES.

         Daleen shall file with the Nasdaq National Market a listing application for and use reasonable efforts to obtain a listing of additional shares with respect to Daleen Common Stock underlying the Exchangeable Shares.

SECTION 5.6 ISSUANCE OF DALEEN COMMON STOCK.

         On or prior to the Closing Date, Daleen shall execute and deliver the Exchange Trust Agreement and the Support Agreement with respect to that number of Shares of Daleen Common Stock issuable upon the exchange of the Exchangeable Shares outstanding at the Closing Date.

SECTION 5.7 EXCHANGEABLE SHARES.

         Daleen and Canadian Buyer shall refuse to recognize on its books any sale, pledge or other transfer of the Exchangeable Shares that is not conducted
(i) in accordance with Regulation S of the Securities Act, (ii) pursuant to registration pursuant to the Securities Act or (iii) in accordance with another available exemption other than Regulation S.

SECTION 5.8 MILLENNIUM COMPLIANCE.

         (a) Except as noted in Daleen Schedule 5.8, all Software (as defined in this Section 5.8) owned and released by Daleen, whether developed by or on behalf of Daleen, currently under development or otherwise ("Daleen Owned Software") other than Software generally available for license at retail, is "Millennium Compliant" except where the failure to be Millennium Compliant will not result in a Material Adverse Effect on Daleen. For purposes of this Section, "Software" means any computer program, operating system, applications system, microcode, firmware or software of any nature, whether operational, under development or inactive, including all object code, source code, technical manuals, compilation procedures, execution procedures, flow charts, programmers notes, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

For the purposes of this Section "Millennium Compliant" means:

                  (i) The functions, calculations, and other computing processes of the Daleen Owned Software, (collectively, "PROCESSES") perform in an accurate manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Daleen Owned Software, whether before, on, or after January 1, 2000, and whether or not the dates are affected by leap years;

                  (ii) The Daleen Owned Software accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, in an accurate manner regardless of the dates used, whether before, on, or after January 1, 2000;

                  (iii) The Daleen Owned Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Daleen Owned Software whether before, on, or after January 1, 2000;

                  (iv)     The Daleen Owned Software accept and respond to two
                           (2) digit year and four (4) digit year date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and accurate manner;

                  (v) The Daleen Owned Software display, print, and provide electronic output of date information in ways that are unambiguous as to the determination of the century; and

                  (vi) The Daleen Owned Software has been tested by Daleen to determine whether the Daleen Owned Software is Millennium Compliant. Daleen shall notify the Inlogic Shareholders immediately of the results of any tests or other information that indicates the Daleen Owned Software is not Millennium Complaint.

                                   ARTICLE 6
                                   COVENANTS

SECTION 6.1 FURTHER ASSURANCES.

(1) Upon the terms and subject to the conditions contained herein, Daleen and Canadian Buyer on the one hand, and the Inlogic Shareholders on the other hand, agree, both before and after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to co-operate with each other in connection with the foregoing. Without limiting the foregoing, the Inlogic Shareholders, on the one hand, and Canadian Buyer on the other hand, agree to use their respective commercially reasonable efforts (i) to obtain the consents of each relevant party with respect to license agreements between any third party, and Inlogic (as listed in Schedule 6.1); provided, however, that to the extent Canadian Buyer fails to co-operate (i) by providing on a timely basis any financial or similar information reasonably requested by the party whose consent is sought, including, without limitation, any pro forma financial statements with respect to Buyer reflecting the consummation of the transactions contemplated hereby, or (ii) executing and delivering any assumption agreement or similar instrument requested by any lessor or sub-lessor and which is reasonably acceptable to Buyer in connection with the obtaining of any consent with respect to a Contract or Facility Lease listed on Schedules 4.8 and/or 4.12, Inlogic Shareholders shall not be required to obtain said consent hereunder and the obtaining of said consent shall no longer be deemed a condition to Closing under Article IX hereof; provided, further that no party shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities, and (iv) to fulfill all conditions to this Agreement.

(2) Daleen agrees to (i) cause Canadian Buyer to fulfill its obligations under this Agreement and (ii) take such actions as may be reasonably necessary to cause Canadian Buyer to take such actions as it is required to take hereunder.

(3) The Canadian Buyer and each of the Inlogic Shareholders agree to elect jointly under Section 85 of the Income Tax Act (Canada) (the "ITA") and under comparable provisions of any applicable provincial tax legislation, in the prescribed form in connection with the purchase and sale hereunder.

(4) In order to make this election, an Inlogic Shareholder must provide to the Canadian Buyer at Suite 230, 902 Clint Moore Road, Boca Raton, Florida 33487 two signed copies of the necessary election forms on or before 120 days after the Closing Date, duly completed with the details of the number of Purchase Shares transferred and the applicable agreed amount for purposes of the election (which agreed amount shall be determined in the sole discretion of the relevant Inlogic Shareholder subject only to the limits imposed by applicable law). Subject to the election forms complying with the provisions of the applicable law, the forms will be returned within 30 days of receipt to the Inlogic Shareholder signed by the Canadian Buyer for filing by the Inlogic Shareholder with the appropriate taxing authorities. With the exception of the execution of the election by the Canadian Buyer, compliance with requirements for a valid election will be the sole responsibility of the Inlogic Shareholder making the election. Except for the obligation set forth herein the Canadian Buyer is not responsible or liable for taxes, interests, penalties, damages or expenses resulting from the failure by anyone to properly complete any election or to properly file it within the time prescribed and in the form prescribed under the relevant Tax Acts.

SECTION 6.2 EXCHANGEABLE DOCUMENTATION.

         Daleen, Canadian Buyer and Inlogic Shareholders agree to execute and deliver or cause to be executed and delivered on Closing (i) a support agreement between Daleen and the Canadian Buyer and the Inlogic Shareholders in the form or substantially in the form of Exhibit 6.2(A) (the "SUPPORT AGREEMENT") and
(ii) an exchange trust agreement among Daleen, Canadian Buyer and Inlogic Shareholders and a trustee in the form or substantially in the form of Exhibit 6.2(B) (the "EXCHANGE TRUST AGREEMENT")

SECTION 6.3 CONDUCT OF BUSINESS.

         Except as set forth on Inlogic Schedule 6.3, between the date of this Agreement and the date of the Closing, Inlogic will, and the Inlogic Shareholders will cause Inlogic to:

         (a) Conduct its business only in the ordinary course consistent with past operations and refrain from changing or introducing any method of management or operations except in the ordinary course of business;

         (b) With the exception of the termination of the Facility Lease and an offer to lease of Inlogic, not enter into, extend, modify, amend, terminate or renew any Contract or Lease, except in the ordinary course of business;

         (c) Not sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any of the Assets, or any interests therein;

         (d) Not incur any Liability for indebtedness, guarantee the obligations of others, indemnify others or, except endorsements for collection of deposits in the ordinary course of business, incur any other Liability;

         (e) Refrain from making any change or incurring any obligation to make a change in its charter document other than are required to effect the steps referred to in Section 2.1 hereof;

         (f) Refrain from issuing any capital stock or securities, options or other instruments convertible into or exchangeable for capital stock, declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its capital stock;

         (g) Refrain from making any material change in the method of determining compensation (whether salary or bonus) payable or to become payable to any of its employees and use all reasonable efforts in the ordinary course of business to maintain Inlogic's workforce at its current level and make no material adjustment in wages or hours of work, nor enter into any employment agreement, or adopt any new Employee Programs or other benefit or severance plan or amend or otherwise modify in any material respect any existing employment agreement, Employee Programs or other benefit or severance plan;

         (h) Refrain from entering into any arrangement or amending any existing arrangement between Inlogic and any officer, director, or any of the Inlogic Shareholders (or any entity affiliated with such persons), except for arrangements contemplated by this Agreement or the Disclosure Schedule;

         (i) Refrain from prepaying any loans (if any) from its shareholders, officers or directors, borrowing any funds (other than borrowings in the ordinary course of business under Inlogic's revolving credit facility) or making any other change in its borrowing arrangements;

         (j) Prevent any change with respect to its management and supervisory personnel and banking arrangements;

         (k) Keep intact its business organization, to keep available its present officers and employees and to preserve the goodwill of all independent contractors and others having business relations with it;

         (l) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the
                  Schedule 4.28 hereto or equivalent insurance with any substitute insurers approved in writing by the Canadian Buyer;

         (m) Maintain the working capital of Inlogic in the ordinary course of business at levels consistent with past operations;

         (n) Permit Daleen, Canadian Buyer and its authorized representatives during normal business hours to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to the Daleen and Canadian Buyer or its authorized representatives such financial and other information with respect to its business or properties as Daleen or Canadian Buyer may from time to time reasonably request;

         (o) Refrain from incurring any capital expenditures which, individually or in the aggregate, exceed $10,000.

SECTION 6.4 NOTIFICATION OF CERTAIN MATTERS.

(1) From the date hereof through the Closing, the Inlogic Shareholders on the one hand, and Daleen and Canadian Buyer on the other hand, shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or Schedule hereto to be untrue or inaccurate in any respect and (ii) any failure of such party, or any of its respective affiliates or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or Schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition except as otherwise provided in Section 6.4(2) hereof. The Inlogic Shareholders shall promptly notify Daleen and the Canadian Buyer of any Default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect Inlogic, the Assets or the Business or the consummation of the transactions contemplated hereby. The Canadian Buyer and Daleen shall promptly notify the Inlogic Shareholders of any default, the threat or commencement of any action, or any development that occurs before the Closing that could in any way materially affect the consummation of the transactions contemplated hereby.

(2) Anything in Section 6.5(1) to the contrary notwithstanding, if any event not expressly contemplated by this Agreement occurs at any time between the date hereof and the Closing Date that would result in any representation or warranty made by the Inlogic Shareholders, on the one hand, and Canadian Buyer and Daleen, on the other hand, not being true in any material respect on the Closing Date, such parties shall promptly give written notice of such event to such other parties. Following receipt of such notice, the parties receiving notice shall have no obligation to consummate the transactions contemplated hereby and the Inlogic Shareholders, on the one hand, or Canadian Buyer and Daleen, on the other hand, may terminate this Agreement pursuant to
         Article XIII hereof; provided, however, that if such parties consummate the transactions contemplated hereby, such parties shall continue to have any indemnification rights hereunder relating to or arising out of, the subject matter of the event described in any written notice given pursuant to this Section 6.4(2) to the same extent as if such notice had not been given and; provided, further, that the giving of any notice by a party pursuant to this Section 6.4(2) shall not relieve such party of any liability for breach of any covenant hereunder or the failure of any representation or warranty of such party hereunder to be true and correct as of the date hereof.

SECTION 6.5 OPTIONS.

(1) As soon as practicable following the Closing Date, the Inlogic Options shall be exchanged for options to purchase Daleen Common Stock pursuant to the exchange ratio used to calculate the number of Exchangeable Shares issued in consideration for each outstanding share of Inlogic Software Inc. (the "DALEEN EXCHANGED OPTIONS"). The Daleen Exchanged Options shall be granted upon the terms set on Schedule 6.5(1) notwithstanding the foregoing, Daleen shall not be required to grant the Daleen Exchanged Options to any holder of Inlogic Options who does not execute an agreement substantially in the form of Exhibit 6.5(1) hereto.

(2) As soon as possible the Closing Date, in addition to the Daleen Exchanged Options, Daleen agrees to grant to certain of the employees who execute agreements substantially in the form of Exhibit 6.5(1) hereto of Inlogic options under the Daleen stock option plan (the "DALEEN OPTION PLAN") a true and correct copy of which is attached hereto as Exhibit 6.5(2) of options to purchase in the aggregate 370,000 shares of Daleen Common Stock the ("DALEEN ADDITIONAL OPTIONS") to be distributed as set forth in a letter of even date herewith from Daleen to the Inlogic Shareholders which letter makes specific reference to this Section 6.5. Such options shall have an exercise price per share equal to the fair market value of the Daleen Common Stock on the date of grant and shall vest at the rate of twenty-five percent (25%) per year over four (4) years with vesting commencing on the first anniversary of the date of grant.

SECTION 6.6 PRESERVATION OF CONFIDENTIALITY.

         The terms and provisions of Sections l and 3 of the Non-Disclosure Agreement dated August 16, 1999 between Daleen and Inlogic shall remain in full force and effect after the date hereof.

SECTION 6.7 ACTIVITIES OF CANADIAN BUYER.

         Daleen and Canadian Buyer agree that for so long as the Inlogic Shareholders are holders of Exchangeable Shares the Canadian Buyer will not engage in any activities other than holding shares or other securities of Inlogic and capital or loan transactions with Daleen or its Subsidiaries.

SECTION 6.8 INVESTMENT CANADA ACT.

         Daleen and the Canadian Buyer, as promptly as practicable after the Closing Date will make, or cause to be made, all such filings and submissions applicable to it, as may be required for it to consummate the purchase of Inlogic, including the filing of notice pursuant to the Investment Canada Act. Each of the Inlogic Shareholders and Daleen and Canadian Buyer will co-ordinate and co-operate with one another in exchanging such information and supplying such assistance as may be reasonably requested in connection with the foregoing. Daleen and Canadian Buyer agree to provide evidence of the Investment Canada Act notification to the Inlogic Shareholders.

SECTION 6.9 BOARD SEAT.

         As soon as practicable after the Closing Date, Daleen shall nominate Mohammad Aamir to the Board of Directors of Daleen and use its reasonable efforts to elect him to the Board of Directors.

                                   ARTICLE 7
                CONDITIONS TO INLOGIC SHAREHOLDERS' OBLIGATIONS

         The obligations of Inlogic Shareholders to consummate the transactions provided for hereby are subject, in the discretion of the Inlogic Shareholders, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Inlogic Shareholders.

SECTION 7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF DALEEN AND CANADIAN
            BUYER.

         All representations and warranties of Daleen and Canadian Buyer contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Daleen and Canadian Buyer shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date. The Inlogic Shareholders shall have received a certificate to the foregoing effect from the President or any Vice President of Daleen.

SECTION 7.2 NO ACTIONS OR COURT ORDERS.

         No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to (a) materially affect the right or ability of Daleen or Canadian Buyer to purchase and own the Purchased Securities or to permit Inlogic to operate, possess or transfer the Assets after the Closing or (b) materially damage the business or financial condition of Daleen or Canadian Buyer on a consolidated basis if the transactions contemplated hereunder are consummated. There shall have been no determination by the Inlogic Shareholders, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, provincial or other governmental authority of litigation. There shall not be any Regulation or Court Order that makes the purchase and sale of the Purchased Securities contemplated hereby illegal or otherwise prohibited.

SECTION 7.3 CONSENTS.

         All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby shall have been obtained.

SECTION 7.4 MATERIAL CHANGES.

         Since September 30, 1999, there shall not have been any material adverse change with respect to the financial or business condition of Daleen or its Subsidiaries except as disclosed in the Daleen SEC Documents.

SECTION 7.5 OPINIONS OF COUNSEL.

(1) Daleen and Canadian Buyer shall have delivered to the Inlogic Shareholders an opinion of Stikeman, Elliott and Stewart McKelvey Stirling Scales, counsel to Canadian Buyer, dated as of the Closing Date, in the form attached hereto as Exhibit 7.5(A);

(2) Daleen shall have delivered to the Inlogic Shareholders an opinion of Morris, Manning & Martin counsel to Daleen, dated as of Closing Date, in the form attached hereto as Exhibit 7.5(B).

SECTION 7.6 ESCROW AGREEMENTS.

         The Canadian Buyer, Daleen, the Inlogic Shareholders and the Escrow Agent shall have executed and delivered the Indemnity Escrow Agreement and the Employee/Shareholder Escrow Agreement in substantially in the forms attached as Exhibits 2.4(B) and 2.4(D).

SECTION 7.7 EMPLOYMENT AND NON-COMPETITION AGREEMENTS.

         Canadian Buyer shall have executed and delivered to each of l and l (the "PRINCIPALS") an Employment and Non-Competition Agreement as hereinafter defined in substantially the forms attached as Exhibit 7.7(A) and 7.7(B).

SECTION 7.8 CORPORATE DOCUMENTS.

         The Inlogic Shareholders shall have received from Canadian Buyer and Daleen resolutions adopted by the boards of directors of Canadian Buyer and Daleen, approving this Agreement and the agreements and the transactions contemplated hereby and thereby, certified by an officer of Canadian Buyer and Daleen, as applicable, respectively.

SECTION 7.9 EXCHANGEABLE DOCUMENTATION.

         The parties thereto shall have executed and delivered the Support Agreement and the Exchange Trust Agreement.

SECTION 7.10 RESERVED.

SECTION 7.11 REGISTRATION RIGHTS.

         Daleen shall have granted to each Inlogic Shareholder registration rights in the form of the registration rights agreement attached as Exhibit 7.11 (the "REGISTRATION RIGHTS AGREEMENT").

                                   ARTICLE 8
            CONDITIONS TO CANADIAN BUYER'S AND DALEEN'S OBLIGATIONS

         The obligations of Daleen and Canadian Buyer to consummate the transactions provided for hereby are subject, in the discretion of Daleen and Canadian Buyer to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Daleen and Canadian Buyer.

SECTION 8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS.

         All representations and warranties of the Inlogic Shareholders or Inlogic Shareholder contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and each Inlogic Shareholder shall have performed and satisfied all agreements and covenants required hereby to be performed by it prior to or on the Closing Date. Daleen and the Canadian Purchaser shall have received a certificate to the foregoing effect from both the President and Chief Executive Officer and from the Chief Financial Officer of Inlogic.

SECTION 8.2 CONSENTS; REGULATORY COMPLIANCE AND APPROVAL.

         All Permits, consents, approvals and waivers from governmental authorities necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Canadian Buyer shall have been obtained. The parties agree that the consents to be obtained prior to Closing shall be satisfied and that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to this Agreement and the transactions contemplated hereby.

SECTION 8.3 NO ACTIONS OR COURT ORDERS.

         No Action by any governmental authority or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which could reasonably be expected (a) to materially damage Daleen or the Canadian Buyer or (b) to materially damage the Assets or the Business or otherwise have a material adverse effect on Inlogic. There shall have been no determination by Daleen or the Canadian Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, provincial or other governmental authority of litigation. There shall not be any Regulation or Court Order that makes the purchase and sale of the Purchased Securities contemplated hereby illegal or otherwise prohibited. The exemption from registration provided by Regulation S of the SEC shall be available with respect to the issuance of all of the Exchangeable Securities and the Daleen Common Stock issuable in exchange therefore.

SECTION 8.4 ATEVENT TRANSACTION

         The Atevent Transaction shall have been effected in the manner set forth in Section 11.12 hereof. Each of the Atevent Employees shall have executed and delivered to Inlogic and Daleen the Atevent Employee Release. The Atevent Corporation shall have executed and delivered to Inlogic and Daleen the Atevent License Agreement.

SECTION 8.5 RESIGNATION AND RELEASE OF INLOGIC DIRECTORS.

         Each of the directors of Inlogic shall have executed and delivered to Canadian Buyer a resignation and release in the form of Exhibit 8.5 hereto.

SECTION 8.6 CONVERSION OF CLASS D SHARES AND DEBENTURE.

         All Inlogic Shareholders shall have waived all rights to any other contractual agreements they may have with Inlogic or Inlogic's Shareholders including without limitation any rights they may have under the registration rights agreement and under the shareholder agreement entered into on September 27, 1999. The Vengrowth Investment Fund Inc. shall have converted the Debenture dated September 27, 1999 into Class D Shares pursuant to the terms of such Debenture.

SECTION 8.7 FAIRNESS OPINION.

         Daleen shall have received from its investment banker a fairness opinion dated within five (5) business days of the Closing Date with respect to the terms of the transaction referred to herein and to the effect that the transactions contemplated hereby are fair to Daleen and its shareholders from a financial point of view.

SECTION 8.8 OPINIONS.

         Inlogic Shareholders shall have delivered to the Canadian Buyer and Daleen an opinion of Blake, Cassels & Graydon, counsel to Inlogic Shareholders, dated as of the Closing Date, in the form attached hereto as Exhibit 8.8.

SECTION 8.9 MATERIAL CHANGES.

         Since the Base Balance Sheet Date, there shall not have been any material adverse change with respect to Inlogic, the Business or the Assets except as disclosed on the Inlogic Disclosure Schedule.

SECTION 8.10 CORPORATE DOCUMENTS.

         Canadian Buyer shall have received from the Inlogic shareholders resolutions adopted by the board of directors of Inlogic and Inlogic Holdco approving this Agreement and the agreements and the transactions contemplated hereby and thereby, certified by an officer of Inlogic.

SECTION 8.11 PERMITS.

         Inlogic shall continue to own or shall have obtained or been granted the right to use all Permits necessary to its continued operation of the Business.

SECTION 8.12 ESCROW AGREEMENTS.

         The Inlogic Shareholders and the Escrow Agent shall have executed and delivered the Indemnity Escrow Agreement and the Employee/Shareholder Escrow Agreement.

SECTION 8.13 EMPLOYMENT AGREEMENTS.

         Each of the individuals listed on Schedule 8.13 shall have executed and delivered to Canadian Buyer an employment and non-competition agreement in substantially the form attached hereto as Exhibit 8.13 (individually and including Exhibits 7.7(A) and 7.7(B), an "EMPLOYMENT AGREEMENT" and collectively, the "EMPLOYMENT AGREEMENTS") and the Principals shall have executed and delivered to Canadian Buyer his Employment Agreement substantially in the form of Exhibit 7.7(A) or 7.7(B), as the case may be.

SECTION 8.14 RESERVED.

SECTION 8.15 PRE-CLOSING STEPS.

         All the Pre-Closing Steps referred to in Section 2.1 hereof shall have been completed to the satisfaction of Canadian Buyer and true copies of all documents evidencing such steps, including the Amalgamation Order, shall have been delivered to Canadian Buyer.

SECTION 8.16 EXCHANGEABLE DOCUMENTATION.

         The parties thereto shall have executed and delivered the Support Agreement and the Exchange Trust Agreement in the form, or substantially in the form, attached hereto as Exhibits 6.2(A) and 6.2(B), respectively.

SECTION 8.17 SECTION 116 OF THE INCOME TAX ACT CERTIFICATE.

         Each of the Inlogic Shareholders who is not a Canadian resident shall
(i) have executed and delivered a certificate under Section 116 of the Income Tax Act (Canada) and such other documentation as Daleen shall reasonably request in connection with compliance with applicable securities and other laws; or have allowed Canadian Buyer to withhold one-third of the consideration each such Inlogic shareholder receives hereunder until such certificate is delivered to Daleen, at which point the withheld shares shall be given to the Escrow Agent under the Employee/Shareholder Escrow agreement.

SECTION 8.18 DELIVERY OF INLOGIC SHARE CERTIFICATES.

         Each of the Inlogic Shareholders shall have delivered actual possession of the certificates evidencing the Purchased Securities to the Canadian Buyer and record the Canadian Buyer or its nominee as the registered owner thereof.

SECTION 8.19 RECEIPT OF FULL FUNDING FOR EQUITY FINANCING.

         Inlogic shall have received payment in full for all of its issued and outstanding capital shares, in each case pursuant to the terms of the subscription agreement relating to such capital shares, including without limitation the equity investment transaction entered into by Inlogic in the second quarter of 1999. The Inlogic Shareholders shall pay in full all amounts owed by them to Inlogic, whether or not then due and payable.

SECTION 8.20 EMPLOYMENT AND TAX LAW ISSUES.

         Inlogic shall resolve to the satisfaction of Daleen and the Canadian Buyer all matters relating to tax and employment law issues.

SECTION 8.21 INVENTION ASSIGNMENT PROVISIONS.

         All employees, independent contractors and consultants of Inlogic shall have executed and delivered to Inlogic invention assignment agreements conveying ownership of all inventions, patents and other Proprietary Rights to Inlogic.

                                   ARTICLE 9
                                INDEMNIFICATION

SECTION 9.1 INDEMNIFICATION BY THE SELLING PARTIES.

         The Inlogic Shareholders severally agree subsequent to the Closing to indemnify and hold Daleen, Canadian Buyer and its Subsidiaries, affiliates, successors and assigns and persons serving as officers, directors, partners, managers, shareholders, members, employees and agents thereof (other than the Inlogic Shareholders, except to the extent of Liabilities incurred in their capacities as an officer, director or employee of Canadian Buyer after the Closing) (individually a "BUYER INDEMNIFIED PARTY" and collectively the "BUYER INDEMNIFIED PARTIES") harmless from and against any Damages which may be sustained or suffered by any of them attributable to, arising out of or based upon any of the following matters:

         (a) Any failure by that Inlogic Shareholder to convey to the Canadian Buyer title to the Purchased Securities free and clear of any Encumbrances (collectively, "OWNERSHIP CLAIMS");

         (b) Any liability of Inlogic for Taxes arising from its respective activities, assets and all events and transactions on or prior to the Closing Date, including with respect to risks and other matters disclosed in Section 4.25, (to the extent there is no reserve contained in the Financial Statements) and any breach of the representations and warranties set forth in Section
                  4.25 hereof and any covenant with respect to Taxes or tax related matters set forth herein or in any related agreement (collectively, "TAX CLAIMS"); and

         (c) Other than Ownership Claims or Tax Claims, any other breach of any representation, warranty or covenant of Inlogic or the Inlogic Shareholders under this Agreement or in any certificate, Schedule or Exhibit delivered pursuant hereto by Inlogic Shareholders (collectively "GENERAL CLAIMS") provided that with respect to breaches of Individual Representations, only the Inlogic Shareholder who has breached such Individual Representation shall be liable under this Section 9.1(c).

         (d) Any claim from a holder of Inlogic Options to the effect that any unvested Inlogic Option as of the date hereof, has vested as a result of the transaction contemplated herein or of the Amalgamation to be completed immediately following the Closing.

         (e) Any liability of Inlogic to the extent they are Atevent Liabilities and any claim arising out of or relating to the Atevent Business, the Atevent Liabilities, the Atevent Assets the Atevent Corporation or the Atevent Employees including without limitation any tax liability incurred by Inlogic as a result of or in connection with, the Atevent Transaction.

         (f) Any liabilities of Inlogic arising in connection with the Inlogic Dividend.

SECTION 9.2 LIMITATIONS ON INDEMNIFICATION BY THE INLOGIC SHAREHOLDERS.

         Anything contained in this Agreement to the contrary notwithstanding, the liability of the Inlogic Shareholders to provide any indemnification to any Buyer Indemnified Party and right of Buyer Indemnified Parties to indemnification under Section 9.1 (or otherwise) shall be subject to the following provisions:

         (a) Subject to Section 9.2(b), (e) and (f) no claims for indemnification shall be made under this Agreement against any Inlogic Shareholder, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to General Claims asserted after the date which is eighteen (18) months following the Closing;

         (b) No claims for indemnification shall be made under this Agreement against any Inlogic Shareholder, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to any Tax Claim asserted after expiration of all applicable statutes of limitation or periods of reassessment with respect to the Tax that is the subject of the indemnification claim and the expiration of all applicable statutes of limitation or periods of reassessment taking into account any actual or effective extensions thereof with respect to the assessment or collection of the Tax; provided that the Inlogic Shareholders shall have no obligation for indemnification with respect to Tax Claims to the extent such claims, together with General Claims and Ownership Claims, exceed a maximum aggregate amount of $64,842,187.

         (c) With respect to General Claims, the amount payable by an Inlogic Shareholder to all Buyer Indemnified Parties for claims for indemnification hereunder shall in no event exceed such Inlogic Shareholder's pro rata share of the total amount to be paid to all Buyer Indemnified Parties for claims for indemnification hereunder. The pro rata shares of the Inlogic Shareholders for purposes of this paragraph shall be the same percentages as the Inlogic Shareholders' respective ownership interests listed on Schedule 4.2;

         (d) The Inlogic Shareholders shall have no obligation for indemnification with respect to General Claims hereunder until aggregate claims for indemnification with respect to General Claims hereunder exceed $50,000, in which case the Inlogic Shareholders shall be obligated for indemnification of all General Claims including the initial $50,000 of such claims and then only up to a maximum aggregate amount of the Indemnity Escrow Amount; provided that with respect to any breach of a representation and warranty set forth in Section 4.7, Section 4.18, Section 4.24, and Section 4.25, the aggregate maximum amount of such claims together with Tax Claims and Ownership Claims shall be $64,842,187. However, this Section 9.2(d) shall not apply to any breach of the Inlogic Shareholders' representations and warranties which constitutes fraud by any Inlogic Shareholder or any intentional breach by the Inlogic Shareholders of any covenant or obligation, and the Inlogic Shareholders will be liable for all damages with respect to such breaches;

         (e) Claims for indemnification with respect to claims based on fraud or intentional misrepresentation, Ownership Claims under this Agreement, and claims for any breach of Section 4.4 (Capitalization; Beneficial Ownership of Inlogic), Section 4.6 (Authority), or Section 4.21 (No Other Agreements to Sell the Purchased Securities), by any Buyer Indemnified Party shall not be subject to any of the limitations set forth in this
                  Section 9.2(a) but shall be subject to applicable statutory limitations.

         (f) Claims for indemnification with respect to claims referred to in Section 9.1(d), Section 9.1(e) and Section 9.1(f) shall not be subject to any of the limitations set forth in this Section 9.2.

SECTION 9.3 INDEMNIFICATION BY DALEEN AND CANADIAN BUYER.

         Daleen and Canadian Buyer agree to indemnify and hold the Inlogic Shareholders and their affiliates and persons serving as officers, directors, partners, managers, shareholders, members, employees and agents thereof (individually a "INLOGIC SHAREHOLDERS INDEMNIFIED PARTY" and collectively the "INLOGIC SHAREHOLDERS INDEMNIFIED PARTIES") harmless from and against any Damages which may be sustained or suffered by any of them attributable to arising out of or based upon (i) any breach or inaccuracy of any representation, warranty or covenant made by Daleen and/or Canadian Buyer in this Agreement or in any certificate or Schedule delivered by Daleen and/or the Canadian Buyer hereunder or (ii) by the continuance of Inlogic under the NS Act as contemplated in
Section 2.1(1)(a) hereof.

SECTION 9.4 LIMITATION ON INDEMNIFICATION BY DALEEN AND CANADIAN BUYER.

         Notwithstanding the foregoing, (a) no indemnification shall be payable to the Inlogic Shareholders Indemnified Parties with respect to claims asserted pursuant to Section 9.3 above after the date which is eighteen (18) months after the Closing, and (b) Daleen and Canadian Buyer shall have no obligation for indemnification hereunder until aggregate claims for indemnification hereunder exceed $50,000, in which case Daleen and Canadian Buyer shall be obligated for indemnification of all claims, including the initial $50,000 of such claims, and then only up to a maximum aggregate amount of $64,842,187. Claims for indemnification with respect to fraud, intentional misrepresentation or the cause or knowledge of a deliberate or wilful breach of any representations, warranties or covenants of Canadian Buyer under this Agreement or in any certificate, Schedule or exhibit delivered pursuant hereto or a breach of
Section 6.7 and Section 6.8 shall not be subject to any of the limitations set forth in this Section 9.4.

SECTION 9.5 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

(1) Promptly after receipt by an indemnified party (an "INDEMNIFIED PARTY") under Section 9.1 or Section 9.3 of a notice of the commencement of any proceeding against it by a third party, the Indemnified Party will, if a claim is to be made against an indemnifying party under such Section, give notice to the Indemnifying Party (an "INDEMNIFYING PARTY") of the commencement of such claim. The failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnified Party's failure to give such notice.

(2) If any proceeding referred to in Section 9.5(1) (a "PROCEEDING") is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party will be entitled to participate in the Proceeding. Subject to the next following sentence, to the extent that the Indemnifying Party wishes to assume the defense of the Proceeding with counsel satisfactory to the Indemnified Party, it may do so provided it reimburses the Indemnified Party for all of its out-of-pocket expenses arising prior to or in connection with such assumption. The Indemnifying Party may not assume defence of the Proceeding if (i) the Indemnifying Party is also a party to the Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend the Proceeding and provide indemnification with respect to the Proceeding. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of the Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 9.5 for any fees of other counsel or any other expenses with respect to the defense of the Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense of the Proceeding, other than reasonable costs of investigation approved in advance by the Indemnifying Party. If the Indemnifying Party assumes the defense of a Proceeding (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of, and subject to, indemnification, (ii) no compromise or settlement of such claims may be made by the Indemnifying Party without the Indemnified Party's consent unless (y) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (z) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten days after receipt of such notice, give notice to the Indemnified Party of its election to assume the defense of the Proceeding, the Indemnifying Party will be bound by any determination made in the Proceeding or any compromise or settlement effected by the Indemnified Party.

(3)      Reserved.

(4) Where the defence of a Proceeding is being undertaken and controlled by the Indemnifying Party, the Indemnified Party will use all reasonable efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and defending any such claims. However, the Indemnifying Party shall be responsible for the expense associated with any employees made available by the Indemnified Party to the Indemnifying Party pursuant to this Section 9.5(4), which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that the employees are assisting the Indemnifying Party and which expenses shall not exceed the actual cost to the Indemnified Party associated with the employees.

(5) With respect to any Proceeding, the Indemnified Party shall make available to the Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party, at the expense of the Indemnifying Party, reasonably required by the Indemnifying Party for its use in defending any such claim and shall otherwise cooperate on a timely basis with the Indemnifying Party in the defence of such claim.

(6) With respect to any re-assessment for Tax or other liability enforceable by Lien against the property of the Indemnified Party, the Indemnifying Party's right to so contest shall only apply after payment of the re-assessment or the provision of such security as is necessary to avoid a Lien being placed on the property of the Indemnified Party.

SECTION 9.6 SATISFACTION OF INLOGIC SHAREHOLDERS INDEMNIFICATION OBLIGATIONS.

         Daleen shall bring and control all indemnification claims hereunder and under the Escrow Agreements on behalf of the Buyer Indemnified Parties, including without limitation Canadian Buyer. In order to satisfy the indemnification obligations of the Inlogic Shareholders hereunder and under the Escrow Agreements, Daleen shall proceed first directly against the Escrow Amount as further set forth in the Escrow Agreements and then may proceed directly against the Inlogic Shareholders subject to the limitations set forth herein. A Buyer Indemnified Party may proceed against the Inlogic Shareholder(s) of its choosing subject to the limitations set forth in the Agreement.

SECTION 9.7 USE OF DALEEN COMMON STOCK.

         To the extent indemnification claims exceed the Escrow Deposit (as defined in the Escrow Agreement), the Inlogic Shareholders may, at their option, elect to satisfy any indemnification claims under this Agreement by delivering to the indemnified party Exchangeable Shares issued pursuant to Section 2.3 or any securities which such Exchangeable Shares may be converted into, or exchanged for, including, without limitation Daleen Common Stock. To the extent that Exchangeable Shares (or such other securities) are used to satisfy indemnification obligations under this Agreement, such shares shall be valued in accordance with the terms of the Escrow Agreement. No statement of value in this Agreement shall affect such valuation under the Escrow Agreement.

SECTION 9.8 EXCLUSIVE REMEDY.

         The parties hereto acknowledge and agree that the remedies set forth in this Article 9 shall be the exclusive remedy for a breach of any representation and warranty herein. This provision is not intended to preclude any proceeding by any party against any other party based on a cause of action or right, including any statutory right, other than a cause of action in contract for breach of a representation or warranty.

                                   ARTICLE 10
                  TERMINATION OF AGREEMENT; RIGHTS TO PROCEED

SECTION 10.1 TERMINATION.

         At any time prior to the Closing, this Agreement may be terminated as follows:

         (a) By mutual written consent of all of the parties to this Agreement;

         (b) By Daleen or Canadian Buyer, pursuant to written notice to the Inlogic Shareholders, if any of the conditions set forth in
                  Article 8 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Daleen or the Canadian Buyer, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

         (c) By the Inlogic Shareholders, pursuant to written notice to Daleen and the Canadian Buyer, if any of the conditions set forth in Article 7 of this Agreement have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of the Inlogic Shareholders or Inlogic, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; and

         (d) By Daleen and the Canadian Buyer if the Closing shall not have occurred on or before December 31, 1999.

SECTION 10.2 EFFECT OF TERMINATION.

         All obligations of the parties hereunder shall cease upon any termination pursuant to Section 10.1, provided, however, that the provisions of
Article 9 and Article 10, Section 4.36, Section 6.6, Section 11.1, and Section
11.9 hereof shall survive any termination of this Agreement. No termination shall relieve any party of any liability for breach of this Agreement prior to termination except as otherwise provided for herein.

                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.1 FEES AND EXPENSES.

(1) Except as otherwise specified below, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect, provided, however, that except as set forth below the Inlogic Shareholders, jointly and severally, shall pay the expenses of Inlogic incurred in connection with the transactions contemplated hereby including without limitation the costs and expenses of any investment bankers, brokers and consultants engaged by Inlogic or any Inlogic Shareholder at any time in connection with pursuing or consummating the transactions contemplated hereby but excluding ordinary salary expense and overhead expenses associated with Inlogic's employees who have provided assistance in the transactions contemplated hereby.

(2) The fees and expenses incurred by Inlogic for the transactions contemplated herein shall on Closing be reimbursed or assumed by Daleen as follows: (i) up to $60,000 Cdn. of costs for the special product accounting analysis report by KPMG; (ii) up to $60,000 Cdn. of costs and expenses for the audit opinion on Inlogic's financial statements issued by KPMG; (iii) up to $60,000 Cdn. for Inlogic's legal counsel, Blake, Cassels & Graydon's legal fees. Notwithstanding the foregoing, in the event that the transaction does not close and Inlogic Shareholders are not otherwise in breach of any of the Binding Provisions of the Letter Agreement dated November 11, 1999, each of Daleen and Inlogic Shareholders shall pay one half of Inlogic's actual professional fees due to obtaining the special accounting analysis by KPMG LLP.

SECTION 11.2 GOVERNING LAW.

         This Agreement shall be construed under and governed by the internal laws of Province of Ontario without regard to its conflict of laws provisions. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario for any legal action arising out of this Agreement.

SECTION 11.3 NOTICES.

         Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in their post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

           TO DALEEN:                         Daleen Technologies, Inc.
                                              902 Clint Moore Road
                                              Suite 230
                                              Boca Raton, Florida 33487

                                              Attention: Stephen Wagman
                                              Fax: (561) 995-1979

           With a copy to:                    Morris, Manning & Martin
                                              1600 Atlanta Financial Center
                                              3343 Peachtree Road, N.E.
                                              Atlanta, Georgia 30326

                                              Attention: David M. Calhoun
                                              Fax: (404) 365-9532

           TO CANADIAN BUYER:                 c/o Inlogic Software Inc. L.L.C.
                                              55 York Street, Suite 1600
                                              Toronto, Ontario
                                              M5J 1R7
                                              Attention: Mohammad Aamir
                                              Fax:  (416) 642-1432

           With a copy to:                    Morris, Manning & Martin
                                              1600 Atlanta Financial Center
                                              3343 Peachtree Road, N.E.
                                              Atlanta, Georgia 30326

                                              Attention: David M. Calhoun
                                              Fax: (404) 365-9532


           With an additional copy to:        Stikeman, Elliott
                                              Suite 5300
                                              Commerce Court West
                                              Toronto, Ontario, M9L 1B9

                                              Attention: Roderick Barrett, Esq.
                                              Fax:  (416) 947-0866

           TO THE INLOGIC SHAREHOLDERS:       c/o Mohammad Aamir
                                              819-123 Scadding Avenue
                                              Toronto, Ontario
                                              M5A 4J3

           With a copy to:                    Blake Cassels & Graydon
                                              Commerce Court West

                                              P.O. Box 25
                                              Stn. Commerce Court
                                              Toronto, Ontario
                                              M5L 1A9

                                              Attention:  John Tuzyk, Esq.
                                              Fax: (416) 863-2653


Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

SECTION 11.4 ENTIRE AGREEMENT.

         This Agreement, including the Escrow Agreement, Employment Agreements, Support Agreement, Exchange Trust Agreement, Indemnity Escrow Agreement, Employee/Shareholder Escrow Agreement, Registration Rights Agreement, the Canadian Buyer Operating Agreement, Letter Agreement Non-Disclosure Agreement and all other documents delivered herewith or contemplated hereby, constitute the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings including without limitation the Term Sheet dated November 11, 1999, as revised by Revised Term Sheet dated November 26, 1999, between Daleen and Inlogic. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Inlogic Schedules and exhibits; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such Inlogic Schedules or exhibits.

SECTION 11.5 ASSIGNABILITY; BINDING EFFECT.

         This Agreement shall only be assignable by Canadian Buyer to an entity controlling, controlled by or under common control with Canadian Buyer upon written notice to the Inlogic Shareholders; provided, however, that Canadian Buyer shall remain liable for all obligations hereunder to the extent such obligations are not satisfied by the transferee. This Agreement may not be assigned by the Inlogic Shareholders without the prior written consent of the Canadian Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective legal personal representation successors and permitted assigns. Assignment of this Agreement by any party shall not relieve such party from its obligations hereunder.

SECTION 11.6 CAPTIONS AND GENDER.

         The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this

Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

SECTION 11.7 EXECUTION IN COUNTERPARTS.

         For the convenience of the parties and to facilitate execution, this Agreement, and any documents in connection herewith, may be executed by facsimile, with originals to follow, in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

SECTION 11.8 AMENDMENTS.

         This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance, provided that l may consent to any such amendment or modification or waiver on behalf of the Inlogic Shareholders provided further that the Shareholder Representative may not enter into any such amendment or modification or waive any condition or covenant that materially and adversely affects any Inlogic Shareholder differently than all other Inlogic Shareholders affected thereby without the consent of such Inlogic Shareholder.

SECTION 11.9 PUBLICITY AND DISCLOSURES.

         No press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by Daleen or any other a party to this Agreement without the prior knowledge and consent of Canadian Buyer and Inlogic, except to the extent Daleen determines, upon advice of counsel, that such disclosure is necessary or appropriate under applicable law and regulations.

SECTION 11.10 SPECIFIC PERFORMANCE.

(1) The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Inlogic Shareholders and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by any Inlogic Shareholder, and Canadian Buyer do not elect to terminate under Article 10, Daleen and Canadian Buyer shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Daleen or Canadian Buyer.

(2) The parties agree that it would be difficult to measure damages which might result from a breach of this Agreement by the Canadian Buyer or Daleen and that money damages would be an inadequate remedy for such a breach. Accordingly, if there is a breach or proposed breach of any provision of this Agreement by Canadian Buyer or Daleen, and the Inlogic Shareholders do not elect to terminate under Article 10, the Inlogic Shareholders shall be entitled, in addition to any other remedies which it may have, to an injunction or other appropriate equitable relief to restrain such breach without having to show or prove actual damage to Daleen or Canadian Buyer.

SECTION 11.11 U.S. CURRENCY.

         Any reference herein to dollar amounts shall refer to lawful currency of the United States of America except as indicated, otherwise herein.

SECTION 11.12 ATEVENT SPINOFF

         Prior to the Closing, Inlogic shall transfer to Atevent.com Inc. (the "ATEVENT CORPORATION") and transfer to the Atevent Corporation (i) the assets of Inlogic set forth on Inlogic Schedule 11.12(A) hereto (the "ATEVENT ASSETS"), which assets are those Assets of Inlogic used by Inlogic solely in connection with the Atevent Business (as defined below), (ii) at least U.S.$200,000 in cash and (iii) all liabilities of Inlogic to the extent they relate to the Atevent Business, including without limitation the sublease identified on Inlogic
Schedule 11.12(A), all accounts payable, payroll expenses, payroll taxes, indebtedness and other liabilities, contingent or otherwise relating to the Atevent Business (collectively, the "ATEVENT LIABILITIES"). The "ATEVENT BUSINESS" means the business of providing event planning and invitation services over the web site "ATEVENT.COM". The capital shares of the Atevent Corporation shall consist solely of common shares. Prior to the Closing, the employees of Inlogic identified on Inlogic Schedule 11.12(B) (the "ATEVENT EMPLOYEES") shall become employees of the Atevent Corporation and all liabilities of Inlogic with respect to the Atevent Employees, including any employment agreements and/or termination or severance obligations shall be included in the Atevent Liabilities. Prior to the Closing, Inlogic shall distribute 75% of the common shares of the Atevent Corporation to the Inlogic Shareholders based on the allocation set forth on Inlogic Schedule 11.12(C) hereto. Prior to the Closing, an aggregate of 5.1% of the common shares of the Atevent Corporation (or options representing such shares) shall be issued to the Atevent Employees with the allocation set forth on Inlogic Schedule 11.12(B) hereto; provided, however, that it shall be a condition to the transactions contemplated by this Section
11.12 that the Atevent Employees execute a release in the form of Exhibit 11.2(A) hereto (the "ATEVENT EMPLOYEE Release"), pursuant to which each Atevent Employee releases Inlogic, Daleen and their respective affiliates from any and all claims and agrees to the cancellation of any options or other rights to acquire capital shares of Inlogic. Inlogic shall continue to own the remaining 19.9% of the capital of the Atevent Corporation (calculated on a fully diluted basis as if all options or other rights to acquire capital shares of the Atevent Corporation had been exercised). The transactions described above in this
Section 11.12 are referred to herein as the "ATEVENT TRANSACTION". From and after Atevent Transaction, Inlogic shall have the right (the "DIRECTOR ELECTION RIGHT") to elect such number of directors of the

Atevent Corporation as would represent at least the same percentage of all directors as Inlogic's percentage ownership of the capital shares of the Atevent Corporation. For example, so long as Inlogic owns 19.9% of the capital shares of the Atevent Corporation, Inlogic shall have the right to elect a number of directors equal to at least 19.9% of the total number of directors (i.e. on a five member board of directors, Inlogic shall be entitled to elect one of the five directors). Additionally, in the event that at any time after the Atevent Transaction the Atevent Corporation issues or sells any additional capital shares to any person or entity, Inlogic shall be entitled to acquire a number of such additional capital shares as would be required to maintain its level of ownership interest in the Atevent Corporation on the same terms as the proposed issuance to the other person or entity (such right is referred to as "INLOGIC'S PREEMPTIVE Right"). The articles and other charter documents of the Atevent Corporation shall include the Director Election Right and Inlogic's Preemptive Right.

         The Inlogic Shareholders agree to take such actions, including without limitation, voting their shares of the Atevent Corporation capital shares, as may be necessary to preserve and protect Inlogic's rights with respect to the Director Election Right and Inlogic's Preemptive Right and shall vote their capital shares of the Atevent Corporation for the election of Inlogic's nominees for director nominated pursuant to the Director Election Right. In addition to the foregoing, Inlogic shall have registration rights with respect to capital shares of the Atevent Corporation (now owned or hereafter acquired) that are the same as the Inlogic Shareholders' registration rights with respect to their shares of Daleen Common Stock set forth in the Registration Rights Agreement. The Atevent Corporation shall be required to obtain the prior written consent of Daleen in the event that it grants registration rights to any other person or entity that dilute Inlogic's registration rights hereunder. Attached hereto as Inlogic Schedule 11.12(D) is a true, correct and complete copy of the articles and bylaws of the Atevent Corporation as in effect on the date hereof. The Atevent Corporation shall execute and deliver to Inlogic and Daleen the License Agreement in the form of Exhibit 11.12(B) (the "Atevent License Agreement").

SECTION 11.13 RELEASE OF INLOGIC SHAREHOLDERS.

         Each Inlogic Shareholder, for itself, its successors and assigns, now and forever, hereby waives, releases and discharges Daleen, Daleen Canada, Inlogic and their officers, directors, stockholders, employees, agents, parent corporations, subsidiaries, affiliates, successors, assigns and attorneys (the "RELEASEES"), from any and all claims, legal or equitable actions, liability or litigation, real or contemplated, known or unknown, that such Inlogic Shareholder may now have or may later claim to have had against any of the Releasees. Subject to but without limiting the foregoing, each Inlogic Shareholder hereby releases those claims that could have been asserted by such Inlogic Shareholder in connection with any agreement pursuant to which it has rights against any Releasee, such Inlogic Shareholder acknowledges that it may have sustained or may yet sustain damages, costs or expenses that are presently unknown and that relate to claims between such Inlogic Shareholder and the parties released by this Section and it agrees that it is waiving all such claims which arise against the Releasees. For the purpose of implementing a full and complete release and discharge of the Releasees, each Inlogic Shareholder expressly acknowledges the waiver and release set forth in this Section is intended to include in its effect, without limitation, all claims that such Inlogic Shareholder does not know or suspect to exist in its favor at the time it signs this Agreement, and that the waiver and release set forth in this Section contemplates the extinguishment of any such claim or claims which are released hereunder. Each Inlogic Shareholder shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority against the parties released hereby or naming or joining such Releasees as parties to collect or enforce any claims or causes of action which are released and discharged hereby. Each Inlogic Shareholder hereby acknowledges and agrees that it has knowingly relinquished, waived and forever released any and all other remedies that might be available to it with respect to claims released hereby, including without limitation, claims for contract damages, punitive damages and attorneys' fees or expenses of litigation.

         The foregoing release and covenant not to sue is not, however, intended to release or apply to, and shall not release or apply to, any rights of any Inlogic Shareholder (i) under this Agreement, or (ii) under (A) the Provisions Attaching to the Exchangeable Shares of Daleen Canada, (B) the Registration Rights Agreement (C) the Indemnity Escrow Agreement, (D) the Employee/Shareholder Escrow Agreement, (E) the Support Agreement, (F) the Exchange Trust Agreement, and (G) the respective Inlogic Shareholder's Employment Agreement executed pursuant to this Agreement.

SECTION 11.14 LOCK-UP AGREEMENT.

         Each Inlogic Shareholder hereby agrees, until April 1, 2000 (the "Lock-Up Period"), not to offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "DISPOSITION") any shares of Daleen Common Stock, any options or warrants to purchase any shares of Daleen Common Stock or any securities convertible into or exchangeable for shares of Daleen Common Stock (collectively, "DALEEN SECURITIES"), now owned or hereafter acquired directly by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, otherwise than with the prior written consent of Daleen, unless pursuant to a registration pursuant to the Registration Rights Agreement. The foregoing restriction is expressly agreed to preclude the holder of the Daleen Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Daleen Securities during the Lock-Up Period even if such Daleen Securities would be disposed of by someone other than such Inlogic Shareholder. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Daleen Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

         Furthermore, each Inlogic Shareholder hereby agrees and consents to the entry of stop transfer instructions with Daleen's transfer agent against the transfer of the Daleen Securities held by the undersigned except in compliance with this Lock-Up Agreement.

SECTION 11.15 U.S. TAX CONSIDERATIONS.

1.       The parties hereto agree as follows:

         (a) Daleen is the authorized representative of Daleen Canada for purposes of making elections for U.S. federal tax purposes.

         (b) The Inlogic Shareholders will receive interests in Daleen Canada that are recognized as ownership interests under Canadian law. However, none of the parties intend that Daleen Canada will be treated as a partnership for U.S. tax purposes. If the U.S. tax authorities conclude that Daleen Canada is a partnership owned by the Inlogic Shareholders and Daleen, the parties intend that the provisions contained in this addendum will apply to that partnership and to them as members (Members) of that partnership for U.S. tax purposes.

                  (i) Except as otherwise provided in the paragraphs below, all income, gain, loss, deduction, and credit of partnership will be allocated to Daleen as the holder, for U.S. tax purposes, of an interest in Daleen Canada.

                  (ii) In accordance with Internal Revenue Code Section 704(c) and the regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of Daleen Canada shall, solely for U.S. income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to Daleen Canada for U.S. income tax purposes and its fair market value at the time of contribution. Allocations pursuant to this section are solely for U.S. tax purposes and shall not affect, or in any way be taken into account in computing, any Member's share of net profit, loss, or distributions.

                  (iii) Holders will be allocated income equal to the fair market value of any cash or other property distributed to them by Daleen Canada pursuant to
                           Article 3 of the Exchangeable Share Provisions as a result of a dividend declared by Daleen.

2. Daleen agrees to indemnify and hold harmless the Inlogic Shareholders in the event they incur any liability or suffer any Damages as a result of the agreement set forth in Section 11.15(1).

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                  DALEEN TECHNOLOGIES, INC.
                                  By:
                                     ------------------------------------------
                                     Name: James Daleen
                                     Title:


                                  CANADIAN BUYER:

                                  DALEEN CANADA CORPORATION.
                                  By:
                                     ------------------------------------------
                                     Name: James Daleen
                                     Title:


                                  INLOGIC

                                  INLOGIC SOFTWARE INC.
                                  By:
                                     ------------------------------------------
                                     Name: Mohammad Aamir
                                     Title:

                                  INLOGIC SHAREHOLDERS:

                                  ---------------------------------------------
                                  Mohammad Aamir

                                  ---------------------------------------------
                                  Carl Scase

                                  ---------------------------------------------
                                  Corneliu Ionescu

                                  ---------------------------------------------
                                  Ming Han

                                  ---------------------------------------------
                                  Charles Barton

                                  ---------------------------------------------
                                  Stephen Smith

                                  ---------------------------------------------
                                  Nahla Rashad

                                  ---------------------------------------------
                                  George Timmes


                                  1303949 ONTARIO INC.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  ATEVENT.COM INC.
                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                              SIGNATURES CONTINUED



                                        THE VENGROWTH INVESTMENT FUND INC.:
                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT "A"
                                  SHAREHOLDERS

3.       Mohammad Aamir

4.       Carl Scace

5.       Cornelia Ionescu

6.       Mansoor Ahmed

7.       1303949 Ontario Inc.

8.       Ming Han

9.       Charles Barton

10.      Stephen Smith

11.      Nahl Rashad

12.      George Timmes

13.      The Vengrowth Investment Fund Inc.

                                  SCHEDULE 8.13
                                  KEY EMPLOYEES